Exhibit 3.1

THE COMPANIES ACT (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SIXTH AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

LINKDOC TECHNOLOGY LIMITED

(Adopted pursuant to a Special Resolution passed on February 10, 2021 and effective on February 26, 2021)

1.	The name of the Company is LinkDoc Technology Limited.

2.

The registered office of the Company shall be at the offices of Sertus Incorporations (Cayman) Limited, Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands or at such other place as the Company’s Board of Directors may from time to time decide.

3.

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Act (as amended) of the Cayman Islands (the “Statute”), or any other Law.

4.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

5.

The share capital of the Company is US$50,000 divided into 415,664,338 Ordinary Shares of nominal or par value of US$0.00008 each and 209,335,662 Preference Shares of nominal or par value of US$0.00008 each, 22,058,825 of which shall be designated as Series A Preference Shares, 46,218,488 of which shall be designated as Series B Preference Shares, 2,899,160 of which shall be designated as Series C-1 Preference Shares, 35,398,512 of which shall be designated as Series C-2 Preference Shares, 51,217,945 of which shall be designated as Series D Preference Shares and 51,542,732 of which shall be designated as Series D+ Preference Shares; each share with power for the Company, subject to the provisions of the Statute and the Articles of Association, to redeem any of its shares and to increase or reduce said capital and to issue any part of its capital, original, redeemed, increased or reduced, with or without any preference, priority or special privilege or subject to postponement of rights or to any conditions or restrictions and so that, unless the condition of the shares shall otherwise expressly declare, every issue of shares, whether declared to be ordinary or otherwise, shall be subject to such power of the Company.

6.

The Company has the power to register by way of continuation as a body corporate limited by shares under the Laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7.	The financial year of the Company shall end on December 31 in each year.

Capitalized terms that are not defined in this Memorandum of Association bear the respective meanings given to them in the Articles of Association of the Company.

THE COMPANIES ACT (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SIXTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

LINKDOC TECHNOLOGY LIMITED

(Adopted pursuant to a Special Resolution passed on February 10, 2021 and effective on February 26, 2021)

i

THE COMPANIES ACT (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SIXTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

LINKDOC TECHNOLOGY LIMITED

(Adopted pursuant to a Special Resolution passed on February 10, 2021 and effective on February 26, 2021)

1.	SCHEDULE 1 OF TABLE A

The regulations in Table A in Schedule 1 to the Companies Act (as amended) of the Cayman Islands do not apply to this Company.

2.	INTERPRETATION

2.01    In these Articles where the context permits:

“ABG” shall mean ABG II-SO2 Limited.

“Ali” shall mean Alibaba Health (Hong Kong) Technology Company Limited.

“Ali Observer” shall have the meaning given in Article 4.04 hereof.

“Additional Consideration” shall have the meaning given in Article 3.02(e) hereof.

“Additional Ordinary Shares” with respect to a series of Preference Shares shall mean all Ordinary Shares issued (or deemed to be issued or issuable pursuant to Article 3.03(e)(i)(1) hereof) by the Company after the Original Issue Date for such series of Preference Shares, other than Ordinary Shares issued or deemed issued below (collectively as to all such Shares and Shares deemed issued, “Exempted Securities”):

(a)	Ordinary Shares, Options or Convertible Securities issued as a Distribution on Preference Shares;

(b)	Options to acquire Ordinary Shares issued to Service Providers pursuant to a plan, agreement or arrangement approved by the Compensation Committee;

(c)

Ordinary Shares, Options or Convertible Securities issued by reason of a Recapitalization with respect to the Ordinary Shares that is covered by Articles 3.03(e)(ii), 3.03(e)(iii), 3.03(e)(iv), 3.03(e)(v) or 3.03(e)(vi) hereof;

(d)

Ordinary Shares or Convertible Securities actually issued upon the exercise of Options, or Ordinary Shares actually issued upon the conversion or exchange of Convertible Securities, in each case, provided such issuance is pursuant to the terms of such Option or Convertible Security and provided further that the terms of such Option or Convertible Security are duly approved pursuant to Article 3.05;

(e)	Ordinary Shares issued as a result of a decrease in the Conversion Price of any series of Preference Shares;

(f)

Ordinary Shares, Options or Convertible Securities issued pursuant to the bona fide acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity provided that such acquisition is duly approved pursuant to Article 3.05 and is in compliance with all other provisions hereof;

(g)	Ordinary Shares issued pursuant to a Qualified IPO; or

(h)

as to Series A Preference Shares, the issuance or deemed issuance of Ordinary Shares if the Company receives written notice from the Series A Preference Majority agreeing that no adjustment shall be made to the Conversion Price of Series A Preference Shares as a result of such issuance or deemed issuance; as to Series B Preference Shares, the issuance or deemed issuance of Ordinary Shares if the Company receives written notice from the Series B Preference Majority agreeing that no adjustment shall be made to the Conversion Price of Series B Preference Shares as a result of such issuance or deemed issuance; as to Series C Preference Shares, the issuance or deemed issuance of Ordinary Shares if the Company receives written notice from the Series C Preference Majority agreeing that no adjustment shall be made to the Conversion Price of Series C Preference Shares as a result of such issuance or deemed issuance; as to Series D Preference Shares, the issuance or deemed issuance of Ordinary Shares if the Company receives written notice from the Series D Preference Supermajority agreeing that no adjustment shall be made to the Conversion Price of Series D Preference Shares as a result of such issuance or deemed issuance; as to Series D+ Preference Shares, the issuance or deemed issuance of Ordinary Shares if the Company receives written notice from the Series D+ Preference Majority agreeing that no adjustment shall be made to the Conversion Price of Series D+ Preference Shares as a result of such issuance or deemed issuance.

“Affiliate” shall mean, in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person, and (a) in the case of a natural Person, shall include, without limitation, such Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, (b) in the case of an Investor, shall include any Person who holds shares as a nominee for such Investor, and (c) in respect of an Investor, shall also include (i) any shareholder of such Investor, (ii) any entity or individual which has a direct and indirect interest in such Investor (including, if applicable, any general partner or limited partner) or any fund manager thereof, (iii) any Person that directly or indirectly Controls, is Controlled by, under common Control with, or is managed by such Investor or its fund manager, (iv) the relatives of any individual referred to in (ii) above, and (v) any trust Controlled by or held for the benefit of such individuals. For the avoidance of doubt, no Investor shall be deemed to be an Affiliate of any Group Company. With respect to Freesia, the term “Affiliate” shall not include Central Huijin Investment Limited and any of its Subsidiaries, or any Person which would have been considered to be Freesia’s Affiliate due to common Control of such Person and Freesia, whether directly or indirectly, by a Governmental Authority.

“approved” or “approval” or words of similar import, when used with reference to actions or determinations of the Board or any committee thereof, shall mean such actions or determinations set forth in resolutions that are: (i) duly approved at a meeting of the Board or a committee thereof by the vote of the minimum number of Directors required for actions at meetings at which a quorum is, or was originally, present (as set forth in Article 4.12 hereof), or (ii) approved in an action by written consent of the Board or committee and signed by all Directors then serving on the Board or committee, as applicable (as set forth in Article 4.15 hereof).

“Articles” shall mean these Articles of Association, as amended from time to time.

“Articles of Association of JV Entity” has the meaning given to that term in the Series D+ Share Purchase Agreement I.

“as-converted” shall mean as-converted to Ordinary Shares.

“Auditors” shall mean the auditors for the time being of the Company.

“Board” or “Board of Directors” shall mean the board of Directors of the Company.

“Business Day” shall mean a day (other than a Saturday or Sunday) on which banks are open for business in Beijing in the PRC, in the State of California in the United States of America, in the Cayman Islands, in Hong Kong and in Singapore.

“CBC” shall mean China Broadband Capital Partners III, L.P..

“CENOVA” shall mean Shanghai Cenova Xinghe Venture Capital Center, L.P. ( 上 海 千 骥 星 鹤 创 业 投 资 中 心 ( 有 限 合 伙 )), Shanghai Cenova Kangze Investment Center LL.P (上海千骥康泽投资中心(有限合伙)) and Suzhou Cenova Zekang Investment Center LL.P (苏州千骥泽康投资中心(有限合伙)).

“CENOVA Observer” shall have the meaning given in Article 4.04 hereof.

“CICC” shall mean CICC Biomedical Fund L.P. (中金启德(厦门)创新生物医 药股权投资基金合伙企业(有限合伙)).

“Class Meeting” shall mean a separate meeting of the holders of a class or series of Shares.

“clear days” in relation to notice of a meeting shall mean days falling after the day on which notice is given or deemed to be given and before the day of the meeting.

“Closing” shall have the meaning given in the Series D+ Share Purchase Agreement II.

“closing prices” and “closing bid prices” shall have the meanings given in Article 3.02(f) hereof.

“Combination” shall have the meaning given in Article 3.02(d)(i) hereof.

“Company” shall mean LinkDoc Technology Limited, an exempted company incorporated with limited liability in the Cayman Islands.

“Compensation Committee” shall have the meaning given in the Shareholders’ Agreement.

“Contingency Event” shall have the meaning given in Article 3.03(a)(ii) hereof.

“Control”, with respect to any party, shall have the meaning given to that term in Rule 405 under the Securities Act, and shall be deemed to exist for any party (a) when such party holds at least twenty percent (20%) of the outstanding voting securities of such third party and no other party owns a greater number of outstanding voting securities of such third party, or (b) over other members of such party’s Immediate Family Members, or (c) when such party possesses the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, contractual arrangement or otherwise, or (d) such party possesses the beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person, or power to control the composition of the board of directors or similar governing body of such Person. The terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Control Agreements” shall mean (i) the Exclusive Consulting and Service Agreement, Exclusive Call Option Agreement, Equity Pledge Agreement, Shareholders Voting Rights Proxy Agreement and Spousal Consent entered into on February 27, 2015 by and among the WFOE I, the Domestic Company and/or the shareholders of the Domestic Company or the spouse of certain shareholder of the Domestic Company (as applicable), each as may be amended from time to time, (ii) the Tianjin Control Agreements; (iii) the Houpu Control Agreements, (iv) the JV Control Agreements, (v) the Ningxia Control Agreements, and (vi) the Real World Control Agreements.

“Conversion Price” with respect to a series of Preference Shares shall initially mean the Original Issue Price for such series of Preference Shares (such initial Conversion Price, and the rate at which a series of Preference Shares may be converted into Ordinary Shares, shall be subject to adjustment from time to time as provided in Article 3.03(e) hereof).

“Conversion Rights” shall have the meaning given in Article 3.03 hereof.

“Conversion Time” shall have the meaning given in Article 3.03(a)(ii) hereof.

“Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into, exercisable or exchangeable for Ordinary Shares, but excluding Options.

“Corresponding Number of Series D+ Preference Shares” means, with respect to any holder of Series D+ Options, the number of Series D+ Preference Shares deemed to be held by such holder of Series D+ Options, assuming that all the Series D+ Options held by such holder of Series D+ Options have been fully exercised into Series D+ Preference Shares.

“Deemed Liquidation Event” shall have the meaning given in Article 3.02(d) hereof.

“Directors” shall mean the individual(s) appointed or elected to the Board in accordance with these Articles and who, as of the time in question, have not died, resigned from the Board, or been removed from the Board pursuant to these Articles.

“Distribution” shall mean the transfer of cash or other property without consideration whether by way of dividend or otherwise, or the purchase or redemption of Shares for cash or property other than: (i) repurchases of Ordinary Shares issued to, or held by, Service Providers upon termination of their employment or services at a price no greater than the original purchase price thereof pursuant to agreements providing for the right of said repurchase, (ii) repurchases of Shares in connection with the settlement of bona fide disputes with any Member that are approved by the Board, including all the Preference Directors, (iii) any other repurchase or redemption of Shares of the Company effected as part of the conversion of Preference Shares pursuant to Article 3.03 hereof, or (iv) any repurchase or redemption of Preference Shares pursuant to Article 3.03(c)(ii) hereof or (v) any repurchase of Shares pursuant to Article 3.07(d) hereof.

“Dividend Rate” shall mean an annual rate of 8%.

“Domestic Company” shall mean Ling Ke Technology (Beijing) Co., Ltd. (零 氪科技( 北京)有限公司), a limited liability company established under the Laws of the PRC with a registered address at Zone CB, Floor 811, Block A, No.8 Haidian Street, Haidian District, Beijing, China.

“Electronic Record” has the same meaning as in the Electronic Transaction Act.

“Electronic Transaction Act” shall mean the Electronic Transactions Act (2003 Revision) of the Cayman Islands and every modification or re-enactment thereof for the time being in force.

“Equity Interest”, with respect to any holder of Series D+ Options, shall mean the proportion of the registered capital of the JV Entity together with all rights and obligations attached thereto held by such holder of Series D+ Options, expressed as a percentage rounded to (i) with respect to Tianjin Jinnan Haihe River CBC IFOF Industrial Fund Partnership, L.P. (天津津南海河宽带智汇产 业基金合伙企业(有限合伙)), 1.8061%, (ii) with respect to CICC, 0.8429%, (iii) with respect to Shenzhen Zhongshenxinchuang Investment Partnership (L.P.) (深圳中深新创股权投资合伙企业(有限合伙)), 0.8429%, (iv) with respect to Shanghai Cenova Kangze Investment Center LL.P (上海千骥康泽投资中心(有限合伙)), 0.2739%, and (v) with respect to Suzhou Cenova Zekang Investment Center LL.P (苏州千骥泽康投资中心(有限合伙)), 0.3281%, to the then total amount of the registered capital of the JV Entity.

“Equity Plan” shall mean the Company’s equity incentive plan approved by the Board on February 27, 2015, as amended from time to time, pursuant to which, 43,570,953 Ordinary Shares has been reserved for issuance to officers, directors, employees, consultants or Service Providers of the Company.

“Equity Securities” shall mean, with respect to a Person eligible to issue Equity Securities under the jurisdiction where it is incorporated, any shares, share capital, registered capital, ownership interest, equity interest, or other securities of such Person, and any option, warrant, or right to subscribe for, acquire or purchase any of the foregoing, or any other security or instrument convertible into or exercisable or exchangeable for any of the foregoing, or any equity appreciation, phantom equity, equity plans or similar rights with respect to such Person, or any contract of any kind for the purchase or acquisition from such Person of any of the foregoing, either directly or indirectly.

“Founder Entity” shall have the meaning given to it in the Shareholders’ Agreement.

“Founders” shall mean Mr. Tianze Zhang, Ms. Liping Li and Mr. Ligang Luo.

“Freesia” shall mean Beijing Freesia Management Consulting Corporation (北京芳盛管理咨询有限责任公司).

“Freesia Observer” shall have the meaning given in Article 4.04 hereof.

“fully-diluted” shall mean that the calculation is to be made assuming that all outstanding options (including the Series D+ Options), warrants and other Equity Securities convertible into or exercisable or exchangeable for Ordinary Shares (whether or not by their terms then currently convertible), have been so converted, exercised or exchanged.

“Fully Exercising Investor” shall have the meaning given in Article 3.09(b) hereof.

“General Meeting” shall mean a meeting of Members convened in accordance with Article 5 hereof.

“General Series B Repurchase Triggering Event(s)” shall have the meaning given in Article 3.07(c)(i) hereof.

“General Series C Repurchase Triggering Event(s)” shall have the meaning given in Article 3.07(b)(i) hereof.

“General Preference D&D+ Repurchase Triggering Event(s)” shall have the meaning given in Article 3.07(a)(i).

“Governmental Authority” shall mean (i) any nation, government, federation, province or state or any other political subdivision thereof, or any national, provincial, municipal, local or foreign government or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any Governmental Authority, agency, department, board, commission or instrumentality of the PRC, the Cayman Islands, Hong Kong or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization, (ii) any public international organization, (iii) any agency, division, bureau, department or other sector of any government, entity or organization described in the foregoing (i) or (ii) of this definition, or (iv) any state-owned or state-controlled enterprise or other entity owned or controlled by any government, entity or organization described in (i), (ii) or (iii) of this definition.

“Governmental Order” shall mean any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group Company” or “Group Companies” shall have the meaning given to it in the Series D+ Share Purchase Agreement II.

“HK Entity” LinkDoc Technology HK Limited (零氪科技香港有限公司), a Hong Kong company with a registered address at Room 1501 (682), 15/F., SPA Centre, 53-55 Lockhart Road, Wanchai, Hong Kong.

“Houpu Control Agreements” shall mean the Exclusive Consulting and Service Agreement, Exclusive Call Option Agreement, Equity Pledge Agreement and Shareholders Voting Rights Proxy Agreement entered into on September 4, 2020 by and among the WFOE I, the Domestic Company and Beijing Houpu Pharmaceutical Technology Co., Ltd. (北京厚普医药科技有限 公司), each as may be amended from time to time.

“IFRS” shall mean International Financial Reporting Standards, as amended and interpreted from time to time.

“Indemnified Person” shall have the meaning given in Article 17 hereof.

“Indemnification Agreement” shall have the meaning given to it in the Shareholders’ Agreement.

“Initial Consideration” shall have the meaning given in Article 3.02(e) hereof.

“Initiating Members” shall have the meaning given in Article 5.02(a) hereof.

“Investment Agreement” shall have the meaning given to it in the Series D+ Share Purcahse Agreement I.

“Investor(s)” shall mean any of NEA Ventures 2015, L.P., New Enterprise Associates 15, L.P., China Broadband Capital Partners III, L.P., Cenova, ABG II-SO2 Limited, Long Hill Capital Venture Partners 1, L.P., HL Plus Holding I Limited, Temasek, MBK, Freesia, Tianjin Jinnan Haihe River CBC IFOF Industrial Fund Partnership, L.P. (天津津南海河宽带智汇产业基金合伙企业 (有限合伙)), CICC, Shenzhen Zhongshenxinchuang Investment Partnership (L.P.) (深圳中深新创股权投资合伙企业(有限合伙)) and Ali.

“IPO” shall mean the Company’s first firm commitment underwritten Public Offering of any of its securities to the general public pursuant to (i) a registration statement filed under the Securities Act, or (ii) the securities Laws applicable to an offering of its securities in another jurisdiction, pursuant to which such securities will be listed on an internationally-recognized securities exchange.

“JV Entity” shall mean Ling Ke Medical Technology (Tianjin) Co., Ltd. (零氪 医疗科技(天津)有限公司), a limited liability company established under the Laws of the PRC with a registered address at B12, Jinnan Base, Alibaba Cloud Innovation Center (Tianjin), No. 295 Jingu Road, Xianshuigu Town, Jinnan District, Tianjin, China.

“JV Control Agreements” shall mean the Exclusive Consulting and Service Agreement, Exclusive Call Option Agreement, Equity Pledge Agreement, Shareholders Voting Rights Proxy Agreement and Loan Agreement entered into on September 4, 2020 by and among the WFOE I, each of Tianjin Jinnan Haihe River CBC IFOF Industrial Fund Partnership, L.P. (天津津南海河宽带智汇产 业基金合伙企业(有限合伙)), Shanghai Cenova Kangze Investment Center LL.P ( 上海千骥康泽投资中心( 有限合伙)) and Suzhou Cenova Zekang Investment Center LL.P ( 苏州千骥泽康投资中心( 有限合伙)), CICC and Shenzhen Zhongshenxinchuang Investment Partnership (L.P.) (深圳中深新创 股权投资合伙企业(有限合伙)), and/or the JV Entity, each as may be amended from time to time.

“Law” or “Laws” shall mean any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental Authority and any Governmental Order.

“Liquidation Preference” with respect to a series of Preference Shares or Options shall mean one hundred percent (100%) of the Original Issue Price of such series of Preference Shares or Option Shares per share plus any dividends declared but unpaid thereon.

“Liquidation Payments to Option Holders” shall have the meaning given in Article 3.02(g) hereof.

“Lost Certificate Affidavit” shall have the meaning given in Article 3.03(a)(ii) hereof.

“Majority Directors” shall have the meaning given in the Shareholders’ Agreement.

“Majority Holders” shall have the meaning given in Article 5.07 hereof.

“Majority Investors” shall mean collectively the Series A Preference Majority, the Series B Preference Majority, Series C Preference Majority, Series D Preference Majority and Series D+ Preference Majority.

“Mandatory Conversion Time” shall have the meaning given in Article 3.03(b) (i) hereof.

“MBK” shall mean Lifetech Company Ltd.

“Member” shall mean a holder from time to time of Ordinary Shares, Preference Shares or Series D+ Options.

“Members of Series D+ Options’ Dividends” shall have the meaning given in Article 3.01(g) hereof.

“Memorandum” shall mean the Memorandum of Association of the Company, as amended from time to time.

“Minimum Valuation” shall mean the product derived from this formula: US$[post-money valuation of series D+ round (incl, ESOP)] × (1+10%)n, where n = the number of actual days elapsed since the Original Issue Date of the Series D+ Preference Shares pursuant to Series D+ Share Purcahse Agreement II divided by 365.

“month” shall mean a calendar month.

“Ningxia Control Agreements” shall mean the Exclusive Consulting and Service Agreement, Exclusive Call Option Agreement, Equity Pledge Agreement and Shareholders Voting Rights Proxy Agreement entered into on September 4, 2020 by and among the WFOE I, the Domestic Company and Yinchuan Ling Ke Medical Internet Co., Ltd. (银川零氪互联网医院有限公 司), each as may be amended from time to time.

“Offer Notice” shall have the meaning given in Article 3.09(a) hereof.

“Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Ordinary Shares or Convertible Securities, including the Series D+ Options.

“Option Agreements” shall have the meaning given to it in the Series D+ Share Purcahse Agreement I.

“Option Holder(s)” shall have the meaning given to it in the Series D+ Share Purchase Agreement I.

“Option Shares” shall mean up to 13,395,462 Series D+ Preference Shares issuable upon the exercise of Series D+ Options pursuant to the Option Agreements.

“Ordinary Director” shall have the meaning given in Article 4.03 hereof.

“Ordinary Majority” shall mean the shareholder(s) of the Company holding more than fifty percent (50%) of the issued and outstanding Ordinary Shares (other than those issued or issuable upon conversion of the Preference Shares).

“Ordinary Resolution” shall mean (i) a resolution duly passed at a General Meeting at which a quorum is present by a simple majority of votes cast by Members (including the Majority Investors) as, being entitled to do so, vote in person or by proxy, or, in the case of business entities that are Members, by their duly authorized representatives, at that General Meeting in accordance with Article 5 hereof, or (ii) a resolution approved in an action by written consent of Members in accordance with Article 5.20(a) hereof.

“Ordinary Shareholder” shall have the meaning given to it in the Shareholders’ Agreement.

“Ordinary Shareholder Entity” shall have the meaning given to it in the Shareholders’ Agreement.

“Ordinary Shares” shall mean Ordinary Shares in the capital of the Company of nominal or par value of US$0.00008 each.

“Original Issue Date” with respect to the Series A Preference Shares shall mean the date on which the first Series A Preference Share was issued; with respect to the Series B Preference Shares shall mean the date on which the first Series B Preference Share was issued; with respect to the Series C-1 Preference Shares shall mean the date on which the first Series C-1 Preference Share was issued; with respect to the Series C-2 Preference Shares shall mean the date on which the first Series C-2 Preference Share was issued; with respect to the Series D Preference Shares shall mean the date on which the first Series D Preference Share was issued; with respect to the Series D+ Preference Shares held by the Members other than Ali, shall mean September 4, 2020 (for avoidance of doubt, the Original Issue Date with respect to the Option Shares shall also mean September 4, 2020), and with respect to the Series D+ Preference Shares held by Ali, shall mean February 26, 2021.

“Original Issue Price” with respect to the Series A Preference Shares, shall mean US$0.1700 per share (subject to adjustment from time to time for Recapitalizations with respect to the Series A Preference Shares); with respect to the Series B Preference Shares shall mean US$0.4760 per share (subject to adjustment from time to time for Recapitalizations with respect to the Series B Preference Shares); with respect to the Series C-1 Preference Shares shall mean US$1.0348 per share (subject to adjustment from time to time for Recapitalizations with respect to the Series C-1 Preference Shares); with respect to the Series C-2 Preference Shares shall mean US$1.2935 per share (subject to adjustment from time to time for Recapitalizations with respect to the Series C-2 Preference Shares); with respect to the Series D Preference Shares shall mean US$2.5382 per share (subject to adjustment from time to time for Recapitalizations with respect to the Series D Preference Shares); with respect to the Series D+ Preference Shares and Option Shares held by the Members other than Ali, shall mean US$2.5382 per share (subject to adjustment from time to time for Recapitalizations with respect to such Series D+ Preference Shares held by the Members other than Ali); and with repect to Series D+ Preference Shares held by Ali shall mean US$2.7020 per share (subject to adjustment from time to time for Recapitalizations with respect to such Series D+ Preference Shares held by Ali).

“Over-Allotment Issuance Shares” shall have the meaning given in Article 3.09(b) hereof.

“paid up” shall mean paid up or credited as paid up.

“Person” or “person” shall mean any natural person, firm, partnership, association, corporation, company, trust, public body or government or other entity.

“PRC” shall mean the People’s Republic of China excluding, for the sole purposes of these Articles, Hong Kong, the Macau Special Administrative Region and the Islands of Taiwan.

“PRC Entities” shall have the meaning given in the Shareholders’ Agreement.

“Preemptive Right” shall have the meaning given in Article 3.09 (a) hereof.

“Preference Director(s)” shall have the meaning given in the Shareholders’ Agreement.

“Preference D&D+ Repurchase Date” shall have the meaning given in Article 3.07(a)(i) hereof.

“Preference D&D+ Repurchase Holder” shall have the meaning given in Article 3.07(a)(i) hereof.

“Preference D&D+ Repurchase Price” shall have the meaning given in Article 3.07(a)(ii) hereof.

“Preference D&D+ Repurchased Shares” shall have the meaning given in Article 3.07(a)(i) hereof.

“Preference D&D+ Repurchase Triggering Event(s)” shall have the meaning given in Article 3.07(a)(i) hereof.

“Preference D&D+ Shares” shall mean the Series D Preference Shares and the Series D+ Preference Shares, treated as a single class in terms of their respective economic rights rather than their respective voting rights hereunder.

“Preference Shares” shall mean the Series A Preference Shares, the Series B Preference Shares, the Series C Preference Shares, the Series D Preference Shares and the Series D+ Preference Shares.

“Proposed Transfer” shall have the meaning given in Article 3.10(a) hereof.

“Pro Rata Amount” shall mean that portion of the Additional Ordinary Shares identified in the Offer Notice which equals the proportion that the Ordinary Shares issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preference Shares, Series D+ Options (as if the Series D+ Options had been fully exercised) and any other Derivative Securities then held, by the relevant holder of the Preference Shares or Series D+ Options bears to the total number of Ordinary Shares of the Company then outstanding on an as-converted and fully-diluted basis.

“Prospective Transferee” shall have the meaning given in Article 3.10(a) hereof.

“Public Offering” shall mean a sale of Shares to the public in an offering pursuant to (a) a registration statement filed under the Securities Act, or (b) the securities Laws applicable to an offering of its securities in another jurisdiction, pursuant to which such securities will be listed on an internationally-recognized securities exchange.

“Put Equity Interests” shall have the meaning given in Article 3.07(f) hereof.

“Qualified IPO” shall mean an IPO in the United States, or Hong Kong, or in any combination of such jurisdictions, or any other reputable international exchange or quotation system that is approved in writing by the Majority Investors (including the Series D Preference Supermajority) with a pre-offering market capitalization of at least one billion and five hundred million US dollars (US$1,500,000,000) and gross proceeds to the Company of no less than two hundred million US dollars (US$200,000,000). Notwithstanding the foregoing, in the event that the Company elects to initiate a Public Offering (subject to the approval in writing by the Majority Investors) prior to March 14, 2023, then the pre-offering market capitalization of the Company shall be at least the product derived from this formula: US$730,000,000×(1+10%)n, where n = the number of actual days elapsed since the Original Issue Date for the Series D Preference Shares till the date of initiation of such Public Offering as proved by the meeting of Members of the Company divided by 365. The pre-offering market capitalization mentioned above, as the case maybe, is defined as “Qualified IPO Valuation”.

“Real World Control Agreements” shall mean the Exclusive Consulting and Service Agreement, Exclusive Call Option Agreement, Equity Pledge Agreement and Shareholders Voting Rights Proxy Agreement entered into on September 4, 2020 by and among the WFOE I, the Domestic Company and Real World Medical Technology (Beijing) Co., Ltd. (瑞尔沃德医药科技(北京)有 限公司), each as may be amended from time to time.

“Recapitalization” shall mean any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event.

“Register” shall mean the register of Members maintained in accordance with the Statute and includes any branch or duplicate register of Members.

“Registered Office” shall mean the registered office for the time being of the Company.

“Remaining Shares” shall have the meaning given in Article 3.10(c) hereof.

“Repurchase Date” shall have the meaning given in Article 3.07(d)(i) hereof.

“Repurchase Notice” shall have the meaning given in Article 3.07(e)(iii) hereof.

“Repurchase Price” shall have the meaning given in Article 3.07(d)(ii) hereof.

“Right of First Refusal” shall have the meaning given in Article 3.10(a) hereof.

“Sale of the Company” shall mean either: (a) a Share Sale or (b) a transaction that qualifies as a Deemed Liquidation Event.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

“Selling Investors” shall have the meaning given in Article 3.08(a) hereof.

“Series A Preference Majority” shall mean the Member(s) of the Company holding at least fifty percent (50%) of the issued and outstanding Series A Preference Shares, voting together as a single class on an as-converted basis.

“Series A Preference Shares” shall mean the Series A Preference Shares of the Company, with a nominal or par value of US$0.00008 per share.

“Series A Repurchase Date” shall have the meaning given in Article 3.07(d)(i) hereof.

“Series A Repurchase Price” shall have the meaning given in Article 3.02(d)(ii) hereof.

“Series A Repurchase Triggering Event(s)” shall have the meaning given in Article 3.07(d)(i) hereof.

“Series B Preference Majority” shall mean the Member(s) of the Company holding at least seventy percent (70%) of the issued and outstanding Series B Preference Shares, voting together as a single class on an as-converted basis.

“Series B Preference Shares” shall mean the Series B Preference Shares of the Company, with a nominal or par value of US$0.00008 per share.

“Series B Repurchase Date” shall have the meaning given in Article 3.07(c)(i) hereof.

“Series B Repurchase Price” shall have the meaning given in Article 3.07(c)(ii) hereof.

“Series B Repurchase Triggering Event(s)” shall have the meaning given in Article 3.07(c)(i) hereof.

“Series B Share Purchase Agreement” shall mean the Series B Preference Shares Purchase Agreement dated as of December 28, 2015 entered into by and among the Company, the investors as defined thereof, the Founders and certain other parties thereto.

“Series B Transaction Documents” shall mean the Shareholders Agreement, the Series B Share Purchase Agreement, the Memorandum and these Articles and any other document, certificate, and agreement delivered in connection with the transactions contemplated hereby and thereby.

“Series C Preference Majority” shall mean the Member(s) of the Company holding at least fifty percent (50%) of the issued and outstanding Series C Preference Shares, voting together as a single class on an as-converted basis.

“Series C Preference Shares” shall mean the Series C-1 Preference Shares and the Series C-2 Preference Shares.

“Series C-1 Preference Shares” shall mean the Series C-1 Preference Shares of the Company, with a nominal or par value of US$0.00008 per share.

“Series C-2 Preference Shares” shall mean the Series C-2 Preference Shares of the Company, with a nominal or par value of US$0.00008 per share.

“Series C Repurchase Date” shall have the meaning given in Article 3.07(b)(i) hereof.

“Series C Repurchase Holder” shall have the meaning given in Article 3.07(b)(i) hereof.

“Series C Repurchase Price” shall have the meaning given in Article 3.07(b)(ii) hereof.

“Series C Repurchased Shares” shall have the meaning given in Article 3.07(b)(i) hereof.

“Series C Repurchase Triggering Event(s)” shall have the meaning given in Article 3.07(b)(i) hereof.

“Series C Share Purchase Agreement” shall mean the Series C Preference Shares Purchase Agreement dated as of March 14, 2017 entered into by and among the Company, the investors as defined thereof, the Founders and certain other parties thereto.

“Series C Transaction Documents” shall mean the Shareholders Agreement, the Series C Share Purchase Agreement, the Memorandum and these Articles and any other document, certificate, and agreement delivered in connection with the transactions contemplated hereby and thereby.

“Series D Preference Majority” shall mean the Member(s) of the Company holding more than two-thirds (2/3) of the issued and outstanding Series D Preference Shares, voting together as a single class on an as-converted basis.

“Series D Preference Shares” shall mean the Series D Preference Shares of the Company, with a nominal or par value of US$0.00008 per share.

“Series D Preference Supermajority” shall mean the Member(s) of the Company holding more than seventy-five percent (75%) of the issued and outstanding Series D Preference Shares, voting together as a single class on an as-converted basis.

“Series D Share Purchase Agreement” shall mean the Warrant and Series D Preference Shares Purchase Agreement dated as of May 18, 2018 entered into by and among the Company, the investors as defined thereof, the Founders and certain other parties thereto and the Amendment to Warrant and Series D Preference Shares Purchase Agreement entered by the Company and certain other parties named therein dated as of September 4, 2020.

“Series D Transaction Documents” shall mean the Shareholders Agreement, the Series D Share Purchase Agreement, the Amendment to Series D Share Purchase Agreement, the Memorandum and these Articles and any other document, certificate, and agreement delivered in connection with the transactions contemplated hereby and thereby.

“Series D+ Option Majority” shall mean the Members of Series D+ Options that are entitled to purchase at least fifty percent (50%) of the Series D+ Preference Shares then available to be purchased under all the Options.

“Series D+ Options” shall mean the Options issued by the Company to Tianjin Jinnan Haihe River CBC IFOF Industrial Fund Partnership, L.P. (天津津南海 河宽带智汇产业基金合伙企业(有限合伙)), CICC, Shanghai Cenova Kangze Investment Center LL.P ( 上海千骥康泽投资中心( 有限合伙)), Suzhou Cenova Zekang Investment Center LL.P (苏州千骥泽康投资中心(有限合伙)) and Shenzhen Zhongshenxinchuang Investment Partnership (L.P.) (深圳中深 新创股权投资合伙企业(有限合伙)), respectively, as of September 4, 2020, to subscriber for certain number of Series D+ Preference Shares at an aggregate purchase price set forth in the its respective Option Agreement.

“Series D+ Preference Majority” shall mean the Member(s) of the Company holding at least fifty percent (50%) of the issued and outstanding Series D+ Preference Shares and the Option Shares (on an as-exercised basis as if the Options have been fully exercised), voting together as a single class on an as-converted basis.

“Series D+ Preference Shares” shall mean the Series D+ Preference Shares of the Company, with a nominal or par value of US$0.00008 per share.

“Series D+ Share Purchase Agreement I” shall mean the Option and Series D+ Preference Shares Purchase Agreement dated as of August 21, 2020 entered into by and among the Company, the Founders, the investors as defined thereof and certain other parties thereto.

“Series D+ Share Purchase Agreement II” shall mean the Series D+ Preference Shares Purchase Agreement dated as of February 10, 2021 entered into by and among the Company, the Founders, the investor as defined thereof and certain other parties thereto.

“Series D+ Transaction Documents” shall mean the Shareholders’ Agreement, the Series D+ Share Purchase Agreement I, Share Sale and Purchase Agreement, the Series D+ Share Purchase Agreement II, the Memorandum and these Articles, the Indemnification Agreement, the Investment Agreement, the Option Agreements, the Articles of Association of JV Entity, the JV Control Agreements, the Tianjin Control Agreements, the Ningxia Control Agreements, the Real World Control Agreements, the Houpu Control Agreements and any other document, certificate, and agreement delivered in connection with the transactions contemplated hereby and thereby, but for avoidance of doubt, excluding the Business Cooperation Agreement (as defined in Series D+ Share Purchase Agreement II).

“Service Providers” shall mean employees or directors of, or consultants or advisors to, the Company or any Group Company.

“Share Sale” shall mean a transaction or series of related transactions in which a Person, or a group of related Persons, directly or indirectly, acquires from Members of the Company, Shares representing more than fifty percent (50%) of the outstanding voting power of the Company as approved by the Majority Investors.

“Shareholders’ Agreement” shall mean the Fifth Amended and the Restated Shareholders’ Agreement dated as of February 26, 2021 entered into by and among the Company, the Investors, the Founders and certain other parties thereto.

“Share Sale and Purchase Agreement” shall have the meaning given to it in the Shareholders’ Agreement.

“Shares” shall mean the Ordinary Shares, Preference Shares and Series D+ Options, as applicable.

“Special Resolution” shall mean a resolution passed by a majority of not less than two thirds of the Members as, being entitled to do so, vote in person or by proxy at a General Meeting or in an action by unanimous written consent of Members.

“Special Series B Repurchase Triggering Event(s)” shall have the meaning given in Article 3.07(c)(i) hereof.

“Special Series C Repurchase Triggering Event(s)” shall have the meaning given in Article 3.07(b)(i) hereof.

“Special Preference D&D+ Repurchase Triggering Event(s)” shall have the meaning given in Article 3.07(a)(i) hereof.

“Specified Shares” shall have the meaning given in Article 4.05 hereof.

“Statute” shall mean the Companies Act (as amended) of the Cayman Islands and every modification or re-enactment thereof for the time being in force.

“Subsidiary(ies)” shall mean, as of the relevant date of determination, with respect to any Person (the “subject entity”), (i) any Person (x) more than fifty percent (50%) of whose shares or other interests entitled to vote in the election of directors or (y) more than a fifty percent (50%) interest in the profits or capital of such Person are owned or controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity, (ii) any Person whose financial statements, or portions thereof, are or are intended to be consolidated with the financial statements of the subject entity for financial reporting purposes in accordance with IFRS or US GAAP, or (iii) any Person with respect to which the subject entity has the power to control directly or indirectly through another Subsidiary or otherwise. For the avoidance of doubt, the Subsidiaries of the Company shall include the WFOEs, the HK Entity, the PRC Entities and any Subsidiary that the Company may establish or acquire from time to time.

“Temasek” shall mean Esta Investments Pte Ltd.

“Tianjin Control Agreements” shall mean the Exclusive Consulting and Service Agreement, Exclusive Call Option Agreement, Shareholders Voting Rights Proxy Agreement entered into on March 18, 2017 by and among the WFOE I, the Tianjin Subsidiary I, the Tianjin Subsidiary II and the Domestic Company, each as may be amended from time to time, and the Equity Pledge Agreement and Loan Agreement entered into on September 4, 2020 by and among the WFOE I, the Domestic Company and/or Ling Ke Technology (Tianjin) Co., Ltd. (零氪科技(天津)有限公司), each as may be amended from time to time.

“Trading Day” shall have the meaning given in Article 3.02(f) hereof.

“Treasury Share” shall mean a Share held in the name of the Company in accordance with the Statute.

“US$” shall refer to the dollar currency of the United States of America and references to cents or ¢ shall be construed accordingly.

“WFOE I” shall mean Ling Ke Information Technology (Beijing) Co., Ltd. (零 氪信息技术(北京)有限公司), a wholly foreign-owned enterprise established under the Laws of the PRC.

“WFOE II” shall mean Ling Ke Investment (Tianjin) Co., Ltd. (零氪投资(天 津)有限公司), a wholly foreign-owned enterprise established under the Laws of the PRC.

“WFOEs” shall mean the WFOE I and the WFOE II.

“written” and “in writing” import all methods of representing, reproducing or communicating words or numerals in permanent visible form, including printing, lithography, photography, telecopying, telexing, email and any other electronic shall mean acceptable to the Directors.

“Written Request” shall have the meaning given in Article 5.02(a) hereof.

“Year” shall mean a calendar year.

2.02    In these Articles where the context permits:

(a)	Words importing the singular number include the plural and vice versa; (b) Words importing the masculine gender include the feminine gender and vice versa;

(c)	Words importing persons include companies or associations or bodies of persons, incorporated or unincorporated;

(d)	The word “may” is permissive; the word “shall” is imperative; and

(e)	A reference to a statutory provision shall be deemed to include any amendment or re-enactment thereof.

2.03    Subject to the foregoing, words defined or used in the Statute have the same meaning in these Articles.

2.04    The headings in these Articles are for ease of reference only and shall not affect the construction or interpretation of these Articles.

3.	SHARE RIGHTS AND OBLIGATIONS

3.01    Dividends

(a)

Non-Cumulative Dividend Preference of the Preference D&D+ Shares and Series D+ Options. The Company shall not pay or set aside any dividends or other Distribution on any Series C Preference Shares, Series B Preference Shares, Series A Preference Shares, Ordinary Shares or other Equity Securities of the Company in any Year unless (in addition to the obtaining of any consents required elsewhere in these Articles) the Members of Preference D&D+ Shares then outstanding and the Members of Series D+ Options shall firstly receive, or simultaneously receive, out of funds legally available therefor, a per share dividend, on a pari passu basis with all other Members of Preference D&D+ Shares and the Members of Series D+ Options, in an amount equal to the greater of (a) the Dividend Rate for the Preference D&D+ Shares multiplied by the Original Issue Price for each of the Preference D&D+ Shares, or (b) an amount declared pro rata on the Ordinary Shares, the Preference Shares and Series D+ Options (as if the Series D+ Options had been fully exercised) on a pari passu basis according to the number of Ordinary Shares outstanding or issuable upon conversion, as applicable (for this purpose, each Member of Preference Shares is to be treated as holding the greatest whole number of Ordinary Shares then issuable upon conversion of all Preference Shares held by such Member at the then-effective Conversion Price for such Preference Shares, and each Member of Series D+ Options is to be treared as holding the greaest whole number of Ordinary Share then issuable upon conversion of all Option Shares, as if all Series D+ Options had been fully exercised, held by such Member of Series D+ Options at the then-effective Conversion Price for such Option Shares). The foregoing dividends shall not be cumulative and shall be paid when, as and if declared by the Board.

(b)

Non-Cumulative Dividend Preference of the Series C Preference Shares. After all the Members of the Preference D&D+ Shares and all the Members of Series D+ Options have received their dividend preference and other Distribution in full pursuant to Article 3.01(a), the Company shall not pay or set aside any dividends or other Distribution on any Series B Preference Shares, Series A Preference Shares, Ordinary Shares or other Equity Securities of the Company in any Year unless (in addition to the obtaining of any consents required elsewhere in these Articles) the Members of Series C Preference Shares then outstanding shall firstly receive, or simultaneously receive, out of funds legally available therefor, a per share dividend in an amount equal to the greater of (a) the Dividend Rate for the Series C Preference Shares multiplied by the Original Issue Price for each of the Series C Preference Shares, or (b) an amount declared pro rata on the Ordinary Shares, the Preference Shares and Series D+ Options (as if the Series D+ Options had been fully exercised) on a pari passu basis according to the number of Ordinary Shares outstanding or issuable upon conversion, as applicable (for this purpose, each Member of Preference Shares is to be treated as holding the greatest whole number of Ordinary Shares then issuable upon conversion of all Preference Shares held by such Member at the then-effective Conversion Price for such Preference Shares, and each Member of Series D+ Options is to be treared as holding the greaest whole number of Ordinary Share then issuable upon conversion of all Option Shares, as if all Series D+ Options had been fully exercised, held by such Member of Series D+ Options at the then-effective Conversion Price for such Option Shares). The foregoing dividends shall not be cumulative and shall be paid when, as and if declared by the Board.

(c)

Non-Cumulative Dividend Preference of the Series B Preference Shares. After all the Members of the Preference D&D+ Shares, all the Members of Series D+ Options and all the Members of the Series C Preference Shares have received their dividend preference and other Distribution in full pursuant to Article 3.01(a) and 3.01(b), the Company shall not pay or set aside any dividends or other Distribution on any Series A Preference Shares, Ordinary Shares or other Equity Securities of the Company in any Year unless (in addition to the obtaining of any consents required elsewhere in these Articles) the Members of Series B Preference Shares then outstanding shall firstly receive, or simultaneously receive, out of funds legally available therefor, a per share dividend in an amount equal to the greater of (a) the Dividend Rate for the Series B Preference Shares multiplied by the Original Issue Price for each of the Series B Preference Shares, or (b) an amount declared pro rata on the Ordinary Shares, the Preference Shares and Series D+ Options (as if the Series D+ Options had been fully exercised) on a pari passu basis according to the number of Ordinary Shares outstanding or issuable upon conversion, as applicable (for this purpose, each Member of Preference Shares is to be treated as holding the greatest whole number of Ordinary Shares then issuable upon conversion of all Preference Shares held by such Member at the then-effective Conversion Price for such Preference Shares, and each Member of Series D+ Options is to be treared as holding the greaest whole number of Ordinary Share then issuable upon conversion of all Option Shares, as if all Series D+ Options had been fully exercised, held by such Member of Series D+ Options at the then-effective Conversion Price for such Option Shares). The foregoing dividends shall not be cumulative and shall be paid when, as and if declared by the Board.

(d)	Non-Cumulative Dividend Preference of the Series A Preference Shares.

After all the Members of the Preference D&D+ Shares, all the Members of Series D+ Options, all the Members of the Series C Preference Shares and all the Members of the Series B Preference Shares have received their dividend preference and other Distribution in full pursuant to Articles 3.01(a), 3.01(b) and 3.01(c), the Company shall not pay or set aside any dividends or other Distribution on Ordinary Shares or other Equity Securities of the Company in any Year unless (in addition to the obtaining of any consents required elsewhere in these Articles) the Members of Series A Preference Shares then outstanding shall firstly receive, or simultaneously receive, out of funds legally available therefor, a per share dividend in an amount equal to the greater of (a) the Dividend Rate for the Series A Preference Shares multiplied by the Original Issue Price for the Series A Preference Shares, or (b) an amount declared pro rata on the Ordinary Shares, the Preference Shares and Series D+ Options (as if the Series D+ Options had been fully exercised) on a pari passu basis according to the number of Ordinary Shares outstanding or issuable upon conversion, as applicable (for this purpose, each Member of Preference Shares is to be treated as holding the greatest whole number of Ordinary Shares then issuable upon conversion of all Preference Shares held by such Member at the then-effective Conversion Price for such Preference Shares, and each Member of Series D+ Options is to be treared as holding the greaest whole number of Ordinary Share then issuable upon conversion of all Option Shares, as if all Series D+ Options had been fully exercised, held by such Member of Series D+ Options at the then-effective Conversion Price for such Option Shares). The foregoing dividends shall not be cumulative and shall be paid when, as and if declared by the Board.

(e)	Dividends of the Ordinary Shares

After all the Members of the Preference Shares have received their dividend preference and other Distribution in full pursuant to Articles 3.01(a), 3.01(b), 3.01(c) and 3.01(d), the Members of the Ordinary Shares then outstanding, the Members of the Preference Shares then outstanding and the Members of Series D+ Options shall receive, out of funds legally available therefor, a per share dividend in an amount declared pro rata on the Ordinary Shares, the Preference Shares and Series D+ Options (as if the Series D+ Options had been fully exercised) on a pari passu basis according to the number of Ordinary Shares outstanding or issuable upon conversion, as applicable (for this purpose, each Member of Preference Shares is to be treated as holding the greatest whole number of Ordinary Shares then issuable upon conversion of all Preference Shares held by such Member at the then-effective Conversion Price for such Preference Shares, and each Member of Series D+ Options is to be treared as holding the greaest whole number of Ordinary Share then issuable upon conversion of all Option Shares, as if all Series D+ Options had been fully exercised, held by such Member of Series D+ Options at the then-effective Conversion Price for such Option Shares) on the fully-diluted basis. The foregoing dividends shall not be cumulative and shall be paid when, as and if declared by the Board.

(f)	Non-Cash Dividends

Whenever a dividend provided for in Article 3.01 hereof shall be payable in property other than cash, the value of such dividend shall be deemed to be the fair market value of such property as determined in good faith by the Board (including the approvals of the Majority Directors).

(g)	Members of Series D+ Options’ Dividends

For the avoidance of doubt, and subject to section 11.20 of the Shareholders’ Agreement, with respect to any dividends and other Distribution payable to any Member of Series D+ Options based on the Corresponding Number of Series D+ Preference Shares as if it had fully exercised its applicable Series D+ Option (irrespective of the proportionate entitlement of such Member of Series D+ Options, as holder of the relevant Equity Interest, to any dividend declared and/or paid by the JV Entity) pursuant to Article 3.01(a) and (e) (the “Members of Series D+ Options’ Dividends”), instead of receiving such Members of Series D+ Options’ Dividends from the Company directly, each of the Members of Series D+ Options shall be entitled to receive dividends at an amount equivalent to its respective Members of Series D+ Options’ Dividends from the JV Entity or any other Group Company designated by the Company payable as and when dividends are declared and paid by the Company to any other Member(s) of the Preference D&D+ Shares pursuant to this Articles, provided that, (x) if and to the extent a Member of Series D+ Options chooses to receive its Member of Series D+ Option’s Dividend from the JV Entity or any other Group Company designated by the Company instead of from the Company directly, then such Member of Series D+ Options shall be deemed as having unconditionally and irrevocably waived its rights to receive such Members of Series D+ Options’ Dividends directly from the Company and (y) in no event shall any dividends or other Distribution declared and/or paid by either the JV Entity or the Company and received by such Members of Series D+ Options (whether as a Member of the Series D+ Option, Preference Shares issuable upon the exercise of the Series D+ Option or relevant Equity Interest) be more than what would have been received by such Member had its Series D Options has been fully exercised and converted into Series D+ Preference Shares. Any such dividends or Distributions in excess of the amount of the Members of Series D+ Options’ Dividends shall remain entirely at the disposal of the Company indirectly through the WFOE II or the JV Entity. If any dividends or Distributions actually paid to such Member of Series D+ Options under this Article 3.01(g) is less than the amount of the Members of Series D+ Options’ Dividends, such Member of Series D+ Options shall be compensated with the shortfall by the Group Companies in such way as permitted by applicable Laws without adversely affecting other Member(s) of the Preference D&D+ Shares.

3.02     Liquidation Rights

(a)	Preferential Payments to Members of Preference Shares

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or any Deemed Liquidation Event,

(i)

before any payment shall be made to any Member of Series C Preference Shares, any Member of Series B Preference Shares, any Member of Series A Preference Shares and/or any Member of Ordinary Shares by reason of their ownership thereof, the Members of Preference D&D+ Shares then outstanding and the Members of Series D+ Options who have participated in the liquidation, dissolution or winding up of the Company or any Deemed Liquidation Event shall be entitled to be paid, on a pari passu basis, out of the funds and assets available for distribution to Members, an amount per share equal to the Liquidation Preference specified for the Preference D&D+ Shares and Option Shares. If upon any such liquidation, dissolution or winding up of the Company or any such Deemed Liquidation Event, the funds and assets available for distribution to Members shall be insufficient to pay all the Members of Preference D&D+ Shares and all the Members of Series D+ Options the full amounts to which they are entitled under this Article 3.02(a)(i), the Members of Preference D&D+ Shares and the Members of Series D+ Options shall share ratably in any distribution of the funds and assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the Preference D&D+ Shares and Series D+ Options (as if the Series D+ Options had been fully exercised) held by them upon such distribution at the same time and in the same amount per share if all amounts payable on or with respect to such Preference D&D+ Shares and Series D+ Options (as if such Series D+ Options had been fully exercised) were paid in full.

(ii)

after the Liquidation Preference with respect to the Preference D&D+ Shares has been paid in full to each Member of the Preference D&D+ Shares and each Member of Series D+ Options pursuant to Article 3.02(a)(i) above and before any payment shall be made to any Member of Series B Preference Shares, any Member of Series A Preference Shares and/or any Member of Ordinary Shares by reason of their ownership thereof, the Members of Series C Preference Shares then outstanding who have participated in the liquidation, dissolution or winding up of the Company or any Deemed Liquidation Event shall be entitled to be paid, on a pari passu basis, out of the funds and assets available for distribution to Members, an amount per share equal to the Liquidation Preference specified for the Series C Preference Shares. If upon any such liquidation, dissolution or winding up of the Company or any such Deemed Liquidation Event, the funds and assets available for distribution to Members shall be insufficient to pay all the Members of Series C Preference Shares the full amounts to which they are entitled under this Article 3.02(a)(ii), the Members of Series C Preference Shares shall share ratably in any distribution of the funds and assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the Series C Preference Shares held by them upon such distribution if all amounts payable on or with respect to such Series C Preference Shares were paid in full.

(iii)

after the Liquidation Preference with respect to the Preference D&D+ Shares and the Series C Preference Shares has been paid in full to each Member of the Preference D&D+ Shares, each Member of Series D+ Options and each Member of the Series C Preference Shares pursuant to Article 3.02(a)(i) and 3.02(a)(ii) above and before any payment shall be made to the Members of Ordinary Shares by reason of their ownership thereof, the Members of each series of Preference Shares (other than the Preference D&D+ Shares and the Series C Preference Shares) then outstanding who have participated in the liquidation, dissolution or winding up of the Company or any Deemed Liquidation Events shall be entitled to be paid, on a pari passu basis, out of the funds and assets available for distribution to Members, an amount per share equal to the Liquidation Preference specified for such series of Preference Shares (other than the Preference D&D+ Shares and the Series C Preference Shares). If upon any such liquidation, dissolution or winding up of the Company or any such Deemed Liquidation Event, the funds and assets available for distribution to Members shall be insufficient to pay the Members of Preference Shares (other than the Preference D&D+ Shares and the Series C Preference Shares) the full amounts to which they are entitled under this Article 3.02(a)(iii), the Members of Preference Shares (other than the Preference D&D+ Shares and the Series C Preference Shares) shall share ratably in any distribution of the funds and assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the Preference Shares (other than the Preference D&D+ Shares and the Series C Preference Shares) held by them upon such distribution if all amounts payable on or with respect to such Shares were paid in full.

(b)	Participating Distribution of Remaining Assets.

In the event of any liquidation, dissolution or winding up of the Company or any Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the Members of Preference Shares and the Members of Series D+ Options as provided in Article 3.02(a) hereof, the remaining funds and assets available for distribution to Members shall be distributed among the Members of the Preference Shares, the Members of Series D+ Options and the Members of the Ordinary Shares, on a pari passu basis in proportion to the number of Shares held by each such Member, treating for this purpose all Preference Shares as if they had been converted to Ordinary Shares and all Option Shares as if all Series D+ Options had been fully exercised and all Option Shares converted to Ordinary Shares pursuant to the terms of these Articles immediately prior to such liquidation, dissolution or winding up of the Company or such Deemed Liquidation Event.

(c)

Direct Distribution. Notwithstanding anything foregoing to the contrary, if the valuation of the Company or any of its Subsidiaries, as the case may be, in a Deemed Liquidation Event is no less than the Minimum Valuation, each Member of the Preference Shares shall be deemed to have converted (regardless of whether such Member of the Preference Shares actually converted) its Preference Shares into Ordinary Shares, and each Member of Series D+ Options shall be deemed to have exercised its Series D+ Option in full and converted (regardless of whether such Member of the Option Shares actually converted) its Option Shares into Ordinary Shares, immediately prior to the Deemed Liquidation Event and all assets and funds of the Company legally available for distribution shall be distributed ratably among all Members of the outstanding shares of the Company on a pari passu basis in proportion to the number of Ordinary Shares held by them on an as-converted and fully-diluted basis.

(d)	Deemed Liquidation Events

Each of the following events shall be considered a “Deemed Liquidation Event” unless the Majority Investors (including the Series D Preference Supermajority) elect otherwise by written notice sent to the Company at least five (5) days prior to the effective date of any such event:

(i)

a merger, consolidation, a tender offer, take-over bid, arrangement or other business combination (each a “Combination”) in which in excess of fifty percent (50%) of such Group Company’s voting power outstanding before such transaction is transferred, provided that, for the purpose of this Article 3.02(d)(i), all Ordinary Shares issuable upon exercise of Options outstanding immediately prior to such Combination or upon conversion of Convertible Securities outstanding immediately prior to such Combination shall be deemed to be outstanding immediately prior to such Combination and, if applicable, deemed to be converted or exchanged in such Combination on the same terms as the actual outstanding Ordinary Shares are converted or exchanged;

(ii)

the issuance, sale, conveyance, exchange or transfer of the voting securities of any Group Company, after which the existing shareholders of such Group Company do not retain at least a majority of the voting power of such Group Company; provide that in the event of a sale, conveyance, exchange or transfer of the voting securities of the Company, each Member shall be entitled to participate on a pro rata basis in such transaction in proportion to the number of Ordinary Shares held by them on an as-converted basis; or

(iii)

the sale, lease, transfer or other disposition, in a single transaction or series of related transactions, by the Company or any Group Company, of all or substantially all the assets of the Group Companies taken as a whole (including an exclusive license of all or substantially all of the intellectual property of the Group Companies taken as a whole) (or, if substantially all of the assets or intellectual property of the Group Companies taken as a whole are held by one or more Subsidiaries of the Company, the sale or disposition (whether by consolidation, merger, conversion or otherwise) of such Subsidiaries of the Company), except where such sale, lease, transfer or other disposition (or exclusive license) is made to the Company or one or more wholly owned Subsidiaries of the Company.

(e)	Allocation of Escrow and Contingent Consideration

In the event of a Deemed Liquidation Event and unless the Majority Investors elect otherwise by written notice sent to the Company at least five (5) days prior to the effective date of any such event, if any portion of the consideration payable to Members on account of Shares is placed into escrow and/or is payable only upon satisfaction of contingencies (the “Additional Consideration”), the definitive agreement or escrow agreement entered into in connection with such Deemed Liquidation Event shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the Members of Shares in accordance with Articles 3.02(a) and 3.02(b) hereof as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any additional consideration which becomes payable to the Members upon release from escrow and/or satisfaction of contingencies shall be allocated among the Members of Shares in accordance with Articles 3.02(a) and 3.02(b) hereof after taking into account the previous payment of the Initial Consideration as part of the same transaction.

(f)	Amount Deemed Paid or Distributed

The funds and assets deemed paid or distributed to the Members of Shares upon any such Combination or Asset Distribution shall be the cash or the value of the property, rights or securities paid or distributed to such Members by the Company or the acquiring person, firm or other entity. If the amount deemed paid or distributed under this Article 3.02(f) is made in property other than in cash, the value of such distribution shall be the fair market value of such property, as determined in good faith by the Board; provided, however, that the following shall apply. For securities not subject to investment letters or other similar restrictions on free marketability:

(i)

if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing of such transaction;

(ii)	if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing of such transaction; or

(iii)	if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board (including the approvals of the Majority Directors).

The method of valuation of securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a Member’s status as an Affiliate or former Affiliate) shall take into account an appropriate discount (as determined in good faith by the Board (including the approvals of the Majority Directors)) from the market value as determined pursuant to clause (i) above so as to reflect the approximate fair market value thereof. The foregoing methods for valuing non-cash consideration to be distributed in connection with a Combination or Asset Distribution shall, with the appropriate approval of the definitive agreements governing such Combination or Asset Distribution by the Members under the Statute and Article 3.05 hereof, be superseded by the determination of such value set forth in the definitive agreements governing such Combination or Asset Distribution.

For the purposes of this Article 3.02(f), “Trading Day” shall mean any day which the exchange or system on which the securities to be distributed are traded is open and “closing prices” or “closing bid prices” shall be deemed to be: (i) for securities traded primarily on the New York Stock Exchange, the NYSE Amex or the Nasdaq Stock Market, the last reported trade price or sale price, as the case may be, at 4:00 p.m., New York time, on that day and (ii) for securities listed or traded on other exchanges, markets and systems, the market price as of the end of the regular hours trading period that is generally accepted as such for such exchange, market or system. If, after the date hereof, the benchmark times generally accepted in the securities industry for determining the market price of a Share as of a given Trading Day shall change from those set forth above, the fair market value shall be determined as of such other generally accepted benchmark times.

(g)	Liquidation Payments to Option Holders

For the avoidance of doubt, and subject to section 11.20 of the Shareholders’ Agreement, with respect to any liquidation proceeds or other Distributions payable to any Member of Series D+ Options based on the Corresponding Number of Series D+ Preference Shares as if it had fully exercised its applicable Series D+ Option (irrespective of the proportionate entitlement of such Member of Series D+ Options, as holder of the relevant Equity Interest, to any liquidation proceeds paid by the JV Entity), in the event of any liquidation, dissolution or winding up of the Company or any Deemed Liquidation Event pursuant to Article 3.02(a) to (d) (the “Liquidation Payments to Option Holders”), instead of receiving such Liquidation Payments to Option Holders from the Company directly, each of the Members of Series D+ Options shall be entitled to receive any distributions and/or liquidation proceeds at an amount equivalent to its respective Liquidation Payments to Option Holders from the JV Entity or any other Group Company designated by the Company payable in the same manner as and at the same time when distributions and/or liquidation proceeds are paid by the Company to the other Member(s) of the Preference D&D+ Shares pursuant to this Articles, provided that, (x) if and to the extent a Member of Series D+ Options chooses to receive its Liquidation Payments to Option Holders from the JV Entity or any other Group Company designated by the Company instead of from the Company directly, then such Member of Series D+ Options shall be deemed as having unconditionally and irrevocably waived its rights to receive such Liquidation Payments to Option Holders directly from the Company, and (y) in no event shall the liquidation proceeds or Distributions paid by either the JV Entity or the Company and received by such Members of Series D+ Options (whether as a Member of the Series D+ Options, Preference Shares issuable upon the exercise of the Series D+ Options or relevant Equity Interest) be more than what would have been received by such Member had its Series D Options has been fully exercised and converted into Series D+ Preference Shares. Any such liquidation proceeds or other Distributions in excess of the amount of the Liquidation Payments to Option Holders shall remain entirely at the disposal of the Company indirectly through the the WFOE II or the JV Entity. If any liquidation proceeds or other Distributions actually paid to such Member of Series D+ Options under this Article 3.02(g) is less than the amount of such Member of Series D+ Options’ Liquidation Payments to Option Holders, such Member of Series D+ Options shall be compensated with the shortfall by the Group Companies in such way as permitted by applicable Laws without adversely affecting other Member(s) of the Preference D&D+ Shares.

3.03    Conversion

The Members of the Preference Shares shall have conversion rights as follows (the “Conversion Rights”):

(a)	Right to Convert

(i)	Conversion Ratio

Each Preference Share shall be convertible, at the option of the Member thereof, at any time after the date of issuance, and without the payment of any additional consideration by the Member thereof, into such number of fully paid Ordinary Shares as is determined by dividing the Original Issue Price for such series of Preference Shares by the Conversion Price for such series of Preference Shares in effect at the time of conversion. The Conversion Price for a series of Preference Shares shall be subject to adjustment as hereinafter provided.

(ii)	Notice of Conversion

In order for a Member of Preference Shares to voluntarily convert Preference Shares into Ordinary Shares, such Member shall surrender the certificate or certificates for such Preference Shares (or, if such Member alleges that any such certificate has been lost, stolen or destroyed, a lost share certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate (a “Lost Certificate Affidavit”)), at the office of the transfer agent for the Preference Shares (or at the Registered Office if the Company serves as its own transfer agent), together with written notice that such Member elects to convert all or any number of the Preference Shares represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent (a “Contingency Event”). Such notice shall state such Member’s name or the names of the nominees in which such Member wishes the certificate or certificates for the Ordinary Shares to be issued. If required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Company, duly executed by the registered Member or such Member’s attorney duly authorized in writing. The close of business on the date of receipt by the Company or its transfer agent of such certificates evidencing the Preference Shares being converted (or, if such Member alleges that any such certificate has been lost, stolen or destroyed, a Lost Certificate Affidavit) and notice (or, if later, the date on which all Contingency Events have occurred) shall be time of conversion (the “Conversion Time”), and the Ordinary Shares issuable upon conversion of the Preference Shares represented by such certificate shall be deemed to be outstanding of record as of such time. The Company shall, as soon as practicable after the Conversion Time, (a) issue and deliver to such Member of Preference Shares or to such Member’s nominee(s), a certificate or certificates for the number of full Ordinary Shares issuable upon such conversion in accordance with the provisions hereof and a certificate or certificates for the number (if any) of Preference Shares represented by the surrendered certificates that were not converted into Ordinary Shares, (b) pay in cash such amount as provided in Article 3.03(f)(iii) hereof in lieu of any fraction of an Ordinary Shares otherwise issuable upon such conversion and (c) pay all declared but unpaid dividends on the Preference Shares converted.

(iii)	Effect of Voluntary Conversion

All Preference Shares that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the Members thereof to receive Ordinary Shares in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Article 3.03(f)(iii) hereof and to receive payment of any dividends declared but unpaid thereon.

(b)	Mandatory Conversion

(i)	Automatic Conversion

Upon either (a) the closing of a Qualified IPO or (b) the date and time, or the occurrence of an event, specified in a written request for such conversion delivered to the Company by the Majority Investors (including the Series D Preference Supermajority) (the time of such closing or the date and time specified or the time of the event specified in such written request is referred to herein as the “Mandatory Conversion Time”), all outstanding Preference Shares shall automatically be converted into Ordinary Shares, at the applicable ratio described in Article 3.03(a)(i) hereof as the same may be adjusted from time to time in accordance with Article 3.03(e) hereof.

(ii)	Mandatory Conversion Procedural Requirements

All Members of record of Preference Shares shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such Preference Shares pursuant to Articles 3.03(b)(i) and 16 hereof. Unless otherwise provided in these Articles, such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each Member of Preference Shares shall surrender such Member’s certificate or certificates for all such Preference Shares (or, if such Member alleges that any such certificate has been lost, stolen or destroyed, a Lost Certificate Affidavit) to the Company at the place designated in such notice, and shall thereafter receive certificates for the number of Ordinary Shares to which such Member is entitled pursuant to this Article 3.03(b). If so required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form reasonably satisfactory to the Company, duly executed by the registered Member or by such Member’s attorney duly authorized in writing. All rights with respect to the Preference Shares converted pursuant to this Article 3.03(b), including the rights, if any, to receive notices and vote (other than as a Member of Ordinary Shares), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the Member or Members thereof to surrender the certificates at or prior to such time), except only the rights of the Members thereof, upon surrender of their certificate or certificates (or, if such Member alleges that any such certificate has been lost, stolen or destroyed, a Lost Certificate Affidavit) therefor, to receive the items provided for in the next sentence of this Article 3.03(b)(ii). As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or, if such Member alleges that any such certificate has been lost, stolen or destroyed, a Lost Certificate Affidavit) for Preference Shares, the Company shall issue and deliver to such Member, or to such Member’s nominee(s), a certificate or certificates for the number of full Ordinary Shares issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Article 3.03(f)(iii) hereof in lieu of any fraction of an Ordinary Share otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the Preference Shares converted. The Register shall be updated accordingly to reflect such conversion.

(c)	Method of Conversion

The Company shall give effect to any conversion pursuant to these Articles by any of the following methods (or a combination thereof) and in all such cases the form, manner, timing and execution of the conversion shall, subject to these Articles, occur as set out below:

(i)

Provided that the number of the Preference Shares being converted is equal to the number of the Ordinary Shares into which they convert, such Preference Shares shall be converted into Ordinary Shares by way of automatic re-designation of such Preference Shares as Ordinary Shares (with the rights, privileges, terms and obligations of Ordinary Shares) and the converted Preference Shares shall from that point form part of the class of Ordinary Shares (and shall cease to form part of the class of Preference Shares).

(ii)

If conversion may not be effected pursuant to clause (i) above, by the repurchase or redemption of the converting Preference Shares and, in consideration, the issue of the appropriate number of Ordinary Shares. The Board has the authority (notwithstanding any other provision of these Articles to the contrary) to effect such repurchase or redemption and issue of Ordinary Shares in such manner as it considers appropriate.

(iii)	If conversion may not be effected pursuant to clauses (i) and (ii) above, by such other method as may be permitted by Law from time to time and approved by the Board.

Conversion of Preference Shares into Ordinary Shares shall be evidenced in the Register.

(d)	Termination of Conversion Rights

In the event a notice of repurchase is given with respect to any Preference Shares pursuant to Article 3.07(a) hereof, the Conversion Rights of the Preference Shares designated for repurchase shall terminate at the close of business on the third (3rd) day preceding the Repurchase Date for such Preference Shares. Subject to Article 3.03(a)(ii) hereof in the case of a Contingency Event, in the event of a liquidation, dissolution or winding up of the Company or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the third (3rd) day preceding the date fixed for the first payment of any funds and assets distributable on such event to the Members of Preference Shares.

(e)	Adjustments to Conversion Price

(i)	Adjustments for Diluting Issuances

(1)	Deemed Issue of Additional Ordinary Shares

a)

If the Company at any time or from time to time after the applicable Original Issue Date for a series of Preference Shares shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of Members of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability (including the passage of time) but without regard to any provision contained therein for a subsequent adjustment of such number including by way of anti-dilution adjustment) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Ordinary Shares issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

b)

If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price of a series of Preference Shares pursuant to the terms of Article3.03(e)(i)(2) hereof, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (i) any increase or decrease in the number of Ordinary Shares issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (ii) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price of such series of Preference Shares computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price of such series of Preference Shares as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this Article 3.03(e)(i)(1)b) shall have the effect of increasing the Conversion Price of a series of Preference Shares to an amount which exceeds the lower of (1) the Conversion Price for such series of Preference Shares in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (2) the Conversion Price for such series of Preference Shares that would have resulted from any issuances of Additional Ordinary Shares (other than deemed issuances of Additional Ordinary Shares as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

c)

If the terms of any Option or Convertible Security (excluding Options or Convertible Securities that are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price of a series of Preference Shares pursuant to the terms of Article 3.03(e)(i)(2) hereof (either because the consideration per share (determined pursuant to Article 3.03(e)(i)(3) hereof) of the Additional Ordinary Shares subject thereto was equal to or greater than the Conversion Price of such series of Preference Shares then in effect, or because such Option or Convertible Security was issued before the Original Issue Date of such series of Preference Shares), are revised after the Original Issue Date of such series of Preference Shares as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (i) any increase in the number of Ordinary Shares issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (ii) any decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Ordinary Shares subject thereto (determined in the manner provided in Article 3.03(e)(i)(1)a) hereof) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

d)

Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) that resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price of a series of Preference Shares pursuant to the terms of Article 3.03(e)(i)(2) hereof, the Conversion Price of such series of Preference Shares shall be readjusted to such Conversion Price of such series of Preference Shares as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

e)

If the number of Ordinary Shares issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price of a series of Preference Shares provided for in this Article 3.03(e)(i)(1) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in Articles 3.03(e)(i)(1)b) and 3.03(e)(i)(1)c) hereof. If the number of the Ordinary Shares issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to such Conversion Price that would result under the terms of this Article 3.03(e)(i)(1) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to such Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

(2)	Issuance of Additional Ordinary Shares

In the event the Company shall at any time after the applicable Original Issue Date of a series of Preference Shares issue Additional Ordinary Shares (including Additional Ordinary Shares deemed to be issued pursuant to Article 3.03(e)(i)(1) hereof), without consideration or for a consideration per share less than the Conversion Price for such series of Preference Shares in effect immediately prior to such issue, then such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-thousandth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

“CP2” shall mean the applicable Conversion Price in effect immediately after such issue or deemed issue of Additional Ordinary Shares;

“CP1” shall mean the applicable Conversion Price in effect immediately prior to such issue or deemed issue of Additional Ordinary Shares;

“A” shall mean the number of Ordinary Shares outstanding immediately prior to such issue or deemed issue of Additional Ordinary Shares (treating for this purpose as outstanding all Ordinary Shares issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preference Shares) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

“B” shall mean the number of Ordinary Shares that would have been issued or deemed issued if such Additional Ordinary Shares had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

“C” shall mean the number of such Additional Ordinary Shares actually issued or deemed issued in such transaction.

(3)	Determination of Consideration

For purposes of this Article 3.03(e)(i), the consideration received by the Company for the issue or deemed issue of any Additional Ordinary Shares shall be computed as follows:

a)	Cash and Property

Such consideration shall:

i)

insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with such issuance and excluding amounts paid or payable for accrued interest;

ii)	insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and

iii)

in the event Additional Ordinary Shares are issued together with other Shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board.

b)	Options and Convertible Securities

The consideration per share received by the Company for Additional Ordinary Shares deemed to have been issued pursuant to Article 3.03(e)(i)(1) hereof relating to Options and Convertible Securities shall be determined by dividing:

i)

the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

ii)

the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

c)	Multiple Closing Dates

In the event the Company shall issue on more than one date Additional Ordinary Shares that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Price of a series of Preference Shares pursuant to the terms of Article 3.03(e)(i)(1) hereof, then, upon the final such issuance, the Conversion Price of such series of Preference Shares shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period that are a part of such transaction or series of related transaction).

(ii)	Adjustment for Share Splits and Combinations

If the Company shall at any time or from time to time after the Original Issue Date for a series of Preference Shares effect a subdivision of the outstanding Ordinary Shares, the Conversion Price for such series of Preference Shares in effect immediately before that subdivision shall be proportionately decreased so that the number of Ordinary Shares issuable on conversion of each Preference Share of such series shall be increased in proportion to such increase in the aggregate number of Ordinary Shares outstanding. If the Company shall at any time or from time to time after the Original Issue Date for a series of Preference Shares combine the outstanding Ordinary Shares, the Conversion Price for such series of Preference Shares in effect immediately before the combination shall be proportionately increased so that the number of Ordinary Shares issuable on conversion of each Preference Share of such series shall be decreased in proportion to such decrease in the aggregate number of Ordinary Shares outstanding. Any adjustment under this Article 3.03(e)(ii) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(iii)	Adjustment for Certain Dividends and Distributions

In the event the Company at any time or from time to time after the Original Issue Date for a series of Preference Shares shall make or issue, or fix a record date for the determination of Members of Ordinary Shares entitled to receive, a dividend or other Distribution payable on the Ordinary Shares in additional Ordinary Shares, then and in each such event the Conversion Price for such series of Preference Shares in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying such Conversion Price then in effect by a fraction:

(1)	the numerator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)

the denominator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or other Distribution.

Notwithstanding the foregoing, (i) if such record date shall have been fixed and such dividend is not fully paid or if such other Distribution is not fully made on the date fixed therefor, such Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter such Conversion Price shall be adjusted pursuant to this Article 3.03(e)(iii) as of the time of actual payment of such dividends or other Distributions; and (ii) no such adjustment shall be made if the Members of such series of Preference Shares simultaneously receive a dividend or other Distribution of Ordinary Shares in a number equal to the number of Ordinary Shares as they would have received if all outstanding Shares of such series of Preference Shares had been converted into Ordinary Shares on the date of such event.

(iv)	Adjustments for Other Dividends and Distributions

In the event the Company at any time or from time to time after the Original Issue Date for a series of Preference Shares shall make or issue, or fix a record date for the determination of Members of Ordinary Shares entitled to receive, a dividend or other Distribution payable in securities of the Company (other than a Distribution of Ordinary Shares in respect of outstanding Ordinary Shares), then and in each such event the Members of such series of Preference Shares shall receive, simultaneously with the Distribution to the Members of Ordinary Shares, a dividend or other Distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding Shares of such series of Preference Shares had been converted into Ordinary Shares on the date of such event.

(v)	Adjustment for Reclassification, Exchange and Substitution

If, at any time or from time to time after the Original Issue Date for a series of Preference Shares, the Ordinary Shares issuable upon the conversion of such series of Preference Shares is changed into the same or a different number of Shares of any class or classes of Shares, whether by capital reorganization, reclassification or otherwise (other than by a subdivision or combination of shares, dividend, Distribution, merger or consolidation covered by Articles 3.03(e)(ii), 3.03(e)(iii), 3.03(e)(iv) or 3.03(e)(vi) hereof or by Article 3.02(d) hereof regarding a Deemed Liquidation Event), then in any such event each Member of such Preference Shares of such series shall have the right thereafter to convert such Preference Shares into the kind and amount of shares and other securities and property receivable upon such capital reorganization, reclassification or other change by Members of the number of Ordinary Shares into which such Preference Shares could have been converted immediately prior to such capital reorganization, reclassification or change.

(vi)	Adjustment for Merger or Consolidation

Subject to the provisions of Article 3.02(d) hereof, if there shall occur any consolidation or merger involving the Company in which the Ordinary Shares (but not a series of Preference Shares) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Article 3.03(e)(ii), 3.03(e)(iii), 3.03(e)(iv) or 3.03(e)(v) hereof), then, following any such consolidation or merger, provision shall be made that each Share of such series of Preference Shares shall thereafter be convertible in lieu of the Ordinary Shares into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a Member of the number of Ordinary Shares of the Company issuable upon conversion of one Share of such series of Preference Shares immediately prior to such consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Article 3.03 with respect to the rights and interests thereafter of the Members of such series of Preference Shares, to the end that the provisions set forth in this Article 3.03 shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of such series of Preference Shares.

(f)	General Conversion Provisions

(i)	Certificate as to Adjustments

Upon the occurrence of each adjustment or readjustment of the Conversion Price of a series of Preference Shares pursuant to Article 3.03(e) hereof, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than fifteen (15) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Member of such series of Preference Shares a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which such series of Preference Shares is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of any Member of any series of Preference Shares (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such Member a certificate setting forth (a) the Conversion Price of such series of Preference Shares then in effect and (b) the number of Ordinary Shares and the amount, if any, of other securities, cash or property which then would be received upon the conversion of such series of Preference Shares.

(ii)	Reservation of Shares

The Company shall at all times while any Preference Share shall be outstanding, reserve and keep available out of its authorized but unissued share capital, for the purpose of effecting the conversion of the Preference Shares, such number of its duly authorized Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preference Shares; and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preference Shares, the Company shall convene a General Meeting for the purpose of seeking such approval of the Members as may be necessary to increase its share capital to such number of shares as shall be sufficient for such purposes. Before taking any action that would cause an adjustment reducing the Conversion Price of a series of Preference Shares below the then nominal or par value of the Ordinary Shares issuable upon conversion of such series of Preference Shares, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid Ordinary Shares at such adjusted Conversion Price.

(iii)	Fractional Shares

No fractional Ordinary Shares shall be issued upon conversion of the Preference Shares. In lieu of any fractional Ordinary Shares to which the Member would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the fair value of an Ordinary Share as determined in good faith by the Board. Whether or not fractional Ordinary Shares would be issuable upon such conversion shall be determined on the basis of the total number of Preference Shares the Member is at the time converting into Ordinary Shares and the aggregate number of Ordinary Shares issuable upon such conversion.

(iv)	No Further Adjustment after Conversion

Upon any conversion of Preference Shares into Ordinary Shares, no adjustment to the Conversion Price of the applicable series of Preference Shares shall be made with respect to the converted Preference Shares for any declared but unpaid dividends on such series of Preference Shares or on the Ordinary Shares delivered upon conversion.

3.04	Voting of Shares

(a)	Generally

Except as otherwise expressly provided herein or as required by Law, the Members of Preference Shares, the Members of Series D+ Options and the Members of Ordinary Shares shall vote together and not as separate classes.

(b)	Ordinary Shares

Each Member of Ordinary Shares shall be entitled to one (1) vote for each Share thereof held.

(c)	Preference Shares

Each Member of Preference Shares shall be entitled to the number of votes equal to the number of Ordinary Shares into which the Preference Shares held by such Member could be converted as of the record date. The Members of Preference Shares shall be entitled to vote on all matters on which the Members of Ordinary Shares shall be entitled to vote. Members of Preference Shares shall be entitled to notice of any General Meeting in accordance with these Articles. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which Preference Shares held by each Member could be converted) shall be disregarded.

(d)	Series D+ Options

Each Member of Series D+ Options shall be entitled to the number of votes equal to the number of Ordinary Shares into which the Option Shares (as if all Series D+ Options had been fully exercised), which such Member of Series D+ Options is entitled to subscribe for, could be converted. The Members of Series D+ Options shall be entitled to vote on all matters on which the Members of Ordinary Shares shall be entitled to vote. The Members of Series D+ Options shall be entitled to notice of any General Meeting in accordance with these Articles. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which Option Shares (as if all Series D+ Options had been fully exercised), which such Member of Series D+ Options is entitled to subscribe for, could be converted) shall be disregarded.

3.05	Protective Provisions

(a)

Notwithstanding anything to the contrary in these Articles or the Memorandum, the Company and other Group Companies shall not, and the Founders and Founder Entities shall cause the Group Companies not to, without (in addition to any other vote required by any applicable Laws or these Articles) first obtaining the approval (by vote or written consent as provided by any applicable Laws) of (i) the Series A Preference Majority, (ii) the Series B Preference Majority, (iii) the Series C Preference Majority, (iv) the Series D Preference Majority, and (v) the Series D+ Preference Majority (provided that any liquidation, dissolution or winding-up or similar event of the JV Entity or any transfer of equity interest held by WFOE II in the JV Entity to or any enlargement of the registered capital of the JV Entity to a third party which is not a Group Company directly or indirectly wholly-owned by the Company or any decrease of registered capital of the JV Entity shall also require the approval of the Series D+ Option Majority), take any actions, or allow or cause to be taken any actions, or commit itself to take, whether directly or indirectly, by amendment, merger, consolidation or otherwise with respect to the items in Articles 3.05(a)(i) and to Articles 3.05(a)(xviii) and Articles 3.05(a)(xxiii) hereunder. Meanwhile, the Company and other Group Companies shall not, and the Founders and Founder Entities shall cause the Group Companies not to, without (in addition to any other vote required by any applicable Laws or the Memorandum and Articles of Association) first obtaining the approval (by vote or written consent as provided by any applicable Laws) of (i) the Series A Preference Majority, (ii) the Series B Preference Majority, (iii) the Series C Preference Majority, and (iv) the Series D Preference Majority, take any actions, or allow or cause to be taken any actions, or commit itself to take, whether directly or indirectly, by amendment, merger, consolidation or otherwise with respect to the items in Articles 3.05(a)(xix) and to Articles 3.05(a)(xxii) hereunder:

(i)	alter or change the rights, powers, preferences or restrictions of any series of Preference Shares set forth in these Articles or the Memorandum;

(ii)

issue or create any new Equity Securities or new class of Equity Securities or debt securities of the Company, as the case may be, other than Ordinary Shares issuable upon conversion of Preference Shares or Options;

(iii)

authorize or adopt any new share plan or arrangement, and/or amend any existing share plan or arrangement (including but not limited to the Equity Plan) for the benefit of Services Providers, or increase the number of Ordinary Shares or Preference Shares subject to issuance under any share plan or arrangement for the benefit of Service Providers, or grant or/and issue any shares reserved under any share plan or arrangement for the benefit of Service Providers;

(iv)	encumber or grant any security interest in all or substantially all of the assets or intellectual property of the Group Companies in connection with any debt transaction;

(v)	amend or waive any provision of the Memorandum or these Articles or any constitutional documents of the Group Companies;

(vi)	increase or decrease the authorized number of Ordinary Shares or Preference Shares;

(vii)

issue any Equity Securities with such rights of repurchase or redemption, or redeem or repurchase any Equity Securities, or permit any other Group Company to redeem or repurchase any of its Equity Securities, other than (a) pursuant to an agreement with a Service Provider approved by the Board (including the affirmative votes of each of the Preference Directors) giving the Company the right to repurchase Shares upon the termination of services, (b) an exercise of a right of first refusal in favor of the Company pursuant to an agreement with any Service Provider, which exercise has been approved by the Board, including the affirmative votes of each of the Preference Directors, (c) any repurchase of Preference Shares and/or Series D+ Options expressly authorized in these Articles, or (d) as otherwise approved by the Board, including the affirmative votes of each of the Preference Directors;

(viii)

liquidate, dissolve or wind-up the business and affairs of the Company and/or other Group Companies, initiate any bankruptcy proceeding in respect of the Company and/or other Group Companies, the Deemed Liquidation Event, effect any transaction with respect to any Group Company in which all or substantially all of the assets, intellectual property or goodwill of a Group Company are sold or all or substantially all of the intellectual property of a Group Company is exclusively licensed to a third party, or consent, agree or commit to any of the foregoing without conditioning such consent, agreement or commitment by obtaining the approval required by this Article 3.05;

(ix)

(a) establish any not-wholly-owned subsidiary, joint venture, partnership, branches or affiliates in which the investment amount exceeds RMB500,000 in a single transaction or a series of related transactions within any financial year, or change of the current structure of any of the Group Company, (b) purchase of all or substantial all of the equity or assets of another entity, or (c) undertake equity/debt investment with or into one or more entities, each in any individual transaction or a series of related transactions in aggregate exceeding RMB 500,000 within any financial year;

(x)	increase or decrease the authorized number of directors constituting the board of directors of the Company and/or other Group Companies;

(xi)

declare or pay any dividend or otherwise make a Distribution to Members of the Shares, or permit any other Group Company to declare or pay any dividend or otherwise make a Distribution to its equity Members;

(xii)

terminate, or modify or waive, or amend any Control Agreements, provided that if any termination, or material modification or waiver of, or material amendment to any Control Agreements in relation to the JV Entity would adversely affect the rights of Option Holder(s) under the Option Agreement, the written consent of the Series D+ Option Majority shall also be required;

(xiii)	split, consolidate, reclassify, or restructure in other forms, the capital of the Company;

(xiv)

conduct any Public Offering of any debt or Equity Securities of the Company and/or other Group Companies (or of the relevant entity resulting from any merger, consolidation, reorganization or other arrangement involving the Company and/or other Group Companies for the purpose of a Public Offering);

(xv)

transact with any of its shareholders, Service Providers, or any of their Affiliates or associates, except (i) pursuant to employment agreement with such Service Providers as agreed in writing by the Board (including the affirmative votes of all the Preference Directors), or (ii) either any individual transaction or a series of related transactions in aggregate resulting in payments to or by the Company in an amount less than US$60,000 within any financial year;

(xvi)

sell, transfer, lease or sublease, license or otherwise encumber or sublicense, pledge, lien or dispose in any other forms of any key asset, including but not limited to real estate, leasing right, intellectual property or goodwill of the Group Companies outside the ordinary course of business;

(xvii)	appoint or remove the auditors of the Group Companies, and determine their fees, remuneration or other compensation;

(xviii)	amend accounting policies or change the financial year of the Group Companies;

(xix)

change the senior management (including but not limited to the chairman, chief executive officer, president, chief operating officer, chief financial officer, and chief technology officer) of any Group Company;

(xx)	determine any initiation or settlement of any claim, litigation, arbitration of proceeding by any Group Company with any Person with an amount in dispute exceeding RMB1,000,000;

(xxi)	adopt and/or amend the Budget, and expend any funds out of the Budget;

(xxii)	enter into any new business, adopt and/or amend the annual business plan, and any material deviation from the annual business plan; or

(xxiii)	effect any of the foregoing, as applicable, with respect to any Group Company or any direct or indirect Subsidiary of any Group Company.

Without prejudice to the first paragraph of this Article 3.05(a), where any act listed above requires a Special Resolution or an Ordinary Resolution in accordance with the Statute and any of the approvals of (i) the Series A Preference Majority, (ii) the Series B Preference Majority, (iii) the Series C Preference Majority, (iv) the Series D Preference Majority, and (v) the Series D+ Preference Majority have not yet been obtained, all the Members who vote against such act shall have the voting rights equal to all the Members who vote in favor of the resolution plus one.

(b)

Notwithstanding anything to the contrary in these Articles or the Memorandum but subject to Articles 4.14 and 4.15, the Company and other Group Companies shall not, and the Founders and Founder Entities shall cause the Group Companies not to, without (in addition to any other vote required by any applicable Laws or these Articles) first obtaining the approval (by vote or written consent as provided by any applicable Laws) of the Majority Directors, take any actions, or allow or cause to be taken any actions, or commit itself to take, whether directly or indirectly, by amendment, merger, consolidation or otherwise, which:

(i)

create, allow to arise or issue any debenture constituting any pledge, lien or charge (whether by way of fixed or floating change, mortgage encumbrance, debenture or other security) on all or any of the undertaking, assets or rights of any Group Company, except for the purpose of securing borrowings from banks or other financial institutions in the ordinary course of business not exceeding US$1,000,000 (or its equivalent in other currency or currencies) in a single transaction or not exceeding US$5,000,000 in a series of transactions within any financial year;

(ii)

borrow any money or obtain any financial facilities except pursuant to trade facilities obtained from banks or other financial institutions in the ordinary course of business not exceeding US$1,000,000 (or its equivalent in other currency or currencies) in a single transaction or not exceeding US$5,000,000 in a series of transactions within any financial year;

(iii)

(a) cease to conduct or carry on the business of any Group Company substantially as conducted as the effective date hereof, or (b) substantially change any part of any Group Company’s business activities or develop a new product; or

(iv)	authorize, approve or enter into any agreement or obligation with respect to any action listed above.

(c)

Notwithstanding anything to the contrary in these Articles or the Memorandum, the Company and other Group Companies shall not, and the Founders and Founder Entities shall cause the Group Companies not to, without (in addition to any other vote required by any applicable Laws or these Articles) first obtaining the approval (by vote or written consent as provided by any applicable Laws) of the Series D Preference Supermajority, take any actions, or allow or cause to be taken any actions, or commit itself to take, whether directly or indirectly, by amendment, merger, consolidation or otherwise, which:

(i)	alter or change the rights, powers, preferences or restrictions of any series of Preference Shares set forth in the Memorandum and Articles of Association;

(ii)

issue or create any new equity securities or new class of equity securities or debt securities of the Company, as the case may be, other than (i) Ordinary Shares issuable upon conversion of Preference Shares and/or Options, (ii) Ordinary Shares (or options exercisable for Ordinary Shares) issued pursuant to any share plan or arrangement for the benefit of Service Providers that are approved by the Compensation Committee, and (iii) any Public Offering of any securities of the Company and/or other Group Companies;

(iii)	increase the number of Ordinary Shares or Preference Shares subject to issuance under any share plan or arrangement for the benefit of Service Providers;

(iv)	encumber or grant any security interest in all or substantially all of the assets or intellectual property of the Group Companies in connection with any debt transaction;

(v)

amend or waive any provision of the Memorandum and Articles of Association or any constitutional documents of each Group Company which is, or should be, a party to any Control Agreement pursuant to the Transaction Agreements;

(vi)	increase or decrease the authorized number of Ordinary Shares or Preference Shares, other than any Public Offering of any securities of the Company and/or other Group Companies;

(vii)

issue any equity securities with such rights of repurchase or redemption, or redeem or repurchase any equity securities, or permit any other Group Company to redeem or repurchase any of its equity securities, other than (i) pursuant to an agreement with a Service Provider approved by the Board (including the affirmative votes of each of the Preference Directors) giving the Company the right to repurchase Shares upon the termination of services, (ii) an exercise of a right of first refusal in favor of the Company pursuant to an agreement with any Service Provider, which exercise has been approved by the Board, including the affirmative votes of each of the Preference Directors, (iii) any repurchase of Preference Shares and/or Series D+ Options expressly authorized in the Memorandum and Articles of Association, or (iv) as otherwise approved by the Board, including the affirmative votes of each of the Preference Directors;

(viii)	liquidate, dissolve or wind-up the business and affairs of the Company and/or other Group Companies;

(ix)

declare or pay any dividend or otherwise make a Distribution to Members of the Shares, or permit any other Group Company to declare or pay any dividend or otherwise make a Distribution to its equity holders;

(x)	terminate, or modify or waive, or amend any Control Agreements;

(xi)	split, consolidate, reclassify, or restructure in other forms, the capital of the Company; or

(xii)	authorize, approve or enter into any agreement or obligation with respect to any action listed above.

Notwithstanding anything to the contrary contained in this provision, where any act listed above requires the approval of the Members of the Company in accordance with the Statute, and the approvals of the Series D Preference Supermajority have not yet been obtained, the Series D Preference Supermajority who vote against such act shall have the voting rights equal to all the Members who vote in favor of the resolution plus one.

3.06	Waiver

Any of the rights, preferences and privileges of the Preference Shares and Series D+ Options may be waived as to all Preference Shares and Series D+ Options in any instance (without the necessity of convening any meeting of Members) upon the written consent of the Majority Investors and the Series D Preference Supermajority. For the avoidance of doubt, for items which are subject to the consent of Series D+ Option Majority, waiver of the relevant rights, preferences and privileges of the Series D+ Options shall be subject to the written consent of Series D+ Option Majority as well.

3.07	Repurchase

(a)	Mandatory Repurchase at the Option of the Members of the Preference D&D+ Shares and Members of the Series D+ Options

(i)	Request for Repurchase.

Subject to the terms and conditions of this Article 3.07(a) and the provisions of any applicable Laws, at any time after the earliest of the following: (aa) the Company’s failure to complete a Qualified IPO before the sixth (6th) anniversary of the Original Issue Date of the Series C Preference Shares; (bb) the Board’s determination that, upon any change of applicable Laws or policies which may result in invalidity or unenforceability of the Control Agreements, there is no other reasonable alternative to accomplish purposes of the Control Agreements, (cc) in the event of any termination, amendment (only if such amendment adversely affects the Company’s control over, or its beneficial interests, in any of the Group Companies) or material breach of any of the Control Agreements by any Founder, Founder Entity, Ordinary Shareholder, Ordinary Shareholder Entity, or Group Company without the prior consent of the Majority Investors, the Series D Preference Supermajority and the Series D+ Option Majority, and in the case of such material breach, such Founder, Founder Entity, Ordinary Shareholder, Ordinary Shareholder Entity, or Group Company, as the case may be, fails to undo the termination or amendment or cure the material breach within thirty (30) days after receipt of written notice from any Member of the Preference D&D+ Shares or any Member of Series D+ Options requesting cure of such material breach; (dd) the Company receives the request from the Series A Preference Majority, the Series B Preference Majority and/or the Series C Preference Majority for repurchase of all or part of the Series A Preference Shares, the Series B Preference Shares and/or the Series C Preference Shares after the occurrence of any of Series A Repurchase Triggering Events, Series B Repurchase Triggering Events and/or Series C Repurchase Triggering Events, as the case may be; (ee) in the event that, the Company meets substantially all the requirements of Qualified IPO, and such Qualified IPO is approved by the Majority Investors (including the Series D Preference Supermajority) but rejected by the Ordinary Director or the Members of the Ordinary Shares; or (ff) in the event of any material breach of any of the representations, warranties, covenants or undertakings in the Series D Transaction Documents in respect to the Members of Series D Preference Shares by any Founder, Founder Entity, or Group Company, such Founder, Founder Entity, or Group Company, as the case may be, fails to cure the material breach within thirty (30) days after receipt of written notice from any Member of the Series D Preference Shares requesting cure of such material breach, or any material breach of any of the representations, warranties, covenants or undertakings in the Series D+ Transaction Documents in respect to the Members of Series D+ Preference Shares and the Members of Series D+ Options by any Founder, Founder Entity, or Group Company, such Founder, Founder Entity, or Group Company, as the case may be, fails to cure the material breach within thirty (30) days after receipt of written notice from any Member of the Series D+ Preference Shares or any Members of Series D+ Options requesting cure of such material breach. For the avoidance of doubt, (a) any violation of full-time commitment and non-competion obligations by any Founder, or any other breach of any of the representations, warranties, covenants or undertakings in the Series D+ Transaction Documents having a material adverse effect on the Company’s Qualified IPO; and (b) any activity of Founders and/or the Group Companies involving corruption, commercial bribery, fraud, financial manipulation or moral turpitude which results in reputational damages to the Members of the Preference D&D+ Shares and Members of the Series D+ Options, or any material adverse impact on the Company’s Qualified IPO shall be deemed as a “material breach” under this clause (ff) and the thirty (30)-day period of remedy for breach mentioned above in this clause (ff) shall not be applicable. The events of aforementioned clauses (aa) through (dd) being referred to hereinafter collectively as the “General Preference D&D+ Repurchase Triggering Events” and each a “General Preference D&D+ Repurchase Triggering Event”; the events of aforementioned clauses (ee) through (ff) being referred to hereinafter collectively as the “Special Preference D&D+ Repurchase Triggering Events” and each a “Special Preference D&D+ Repurchase Triggering Event”; together with the General Preference D&D+ Repurchase Triggering Event, collectively the “Preference D&D+ Repurchase Triggering Events” and each a “Preference D&D+ Repurchase Triggering Event”, the Company shall, upon receiving a written request signed by any Member of then outstanding Preference D&D+ Shares or any Member of Series D+ Options, (1) promptly thereafter notify all of the other Members of Preference D&D+ Shares and Members of Series D+ Options of such notice and of their right to participate in such repurchase, and (2) repurchase, on the date within one month after the Company’s receipt of such written repurchase request (the “Preference D&D+ Repurchase Date”), from any Member of Preference D&D+ Shares or any Member of Series D+ Options the number of such Preference D&D+ Shares or Series D+ Options, that such Member of Preference D&D+ Shares or Member of Series D+ Options (the “Preference D&D+ Repurchase Holder”) requests to be repurchased to the extent that such Preference D&D+ Shares or Series D+ Options have not been previously repurchased (the “Preference D&D+ Repurchased Shares”). On the Preference D&D+ Repurchase Date, the Company shall redeem or repurchase, out of its funds legally available therefor, all the Preference D&D+ Repurchased Shares.

(ii)	Repurchase Price of the Preference D&D+ Shares and Series D+ Options.

The repurchase price for each of the Preference D&D+ Repurchased Share shall equal to the following amount (the “Preference D&D+ Repurchase Price”):

(1)

with respect to a General Preference D&D+ Repurchase Triggering Event, the Preference D&D+ Repurchase Price for each Preference D&D+ Share or Series D+ Option shall equal the sum of (aa) the applicable Original Issue Price of the Preference D&D+ Shares or Series D+ Option, (bb) a 10% per annum interest compounded annually accruing on the applicable Original Issue Price from the applicable Original Issue Date, and (cc) if any, the amount of all declared but unpaid dividends thereon, or

(2)

with respect to a Special Preference D&D+ Repurchase Triggering Event, the Preference D&D+ Repurchase Price for each Preference D&D+ Share or Series D+ Option shall equal the sum of (aa) the applicable Original Issue Price of the Preference D&D+ Shares, (bb) a 15% per annum interest compounded annually accruing on the applicable Original Issue Price from the applicable Original Issue Date, and (cc) if any, the amount of all declared but unpaid dividends thereon.

Each such Preference D&D+ Share or Series D+ Option called for repurchase as provided above shall be repurchased in cash and such Preference D&D+ Repurchase Price shall be paid from any source of funds legally available therefor, until (a) all outstanding Preference D&D+ Repurchase Shares or Series D+ Option have been repurchased, or (b) the relevant request for repurchase of Preference D&D+ Repurchased Shares or Series D+ Option has been withdrawn or terminated by the relevant Preference D&D+ Repurchase Holder.

(b)	Mandatory Repurchase at the Option of the Members of the Series C Preference Shares

(i)	Request for Repurchase.

Subject to the terms and conditions of this Article 3.07(b) and the provisions of any applicable Laws, at any time after the earliest of the following: (aa) the Company’s failure to complete a Qualified IPO before the sixth (6th) anniversary of the Original Issue Date of the Series C Preference Shares; (bb) the Board’s determination that, upon any change of applicable Laws or policies which may result in invalidity or unenforceability of the Control Agreements, there is no other reasonable alternative to accomplish purposes of the Control Agreements, (cc) in the event of any termination, amendment (only if such amendment adversely affects the Company’s control over, or its beneficial interests, in any of the Group Companies) or material breach of any of the Control Agreements by any Founder, Founder Entity, Ordinary Shareholder, Ordinary Shareholder Entity, or Group Company without the prior consent of the Majority Investors, and in the case of such material breach, such Founder, Founder Entity, Ordinary Shareholder, Ordinary Shareholder Entity, or Group Company, as the case may be, fails to undo the termination or amendment or cure the material breach within thirty (30) days after receipt of written notice from any Member of the Series C Preference Shares requesting cure of such material breach; (dd) the Company receives the request from the Series A Preference Majority and/or the Series B Preference Majority for repurchase of all or part of the Series A Preference Shares and/or the Series B Preference Shares after the occurrence of any of Series A Repurchase Triggering Events and/or Series B Repurchase Triggering Events, as the case may be; (ee) in the event that, the Company meets substantially all the requirements of Qualified IPO, and such Qualified IPO is approved by the Majority Investors but rejected by the Ordinary Director; or (ff) in the event of any material breach of any of the representations, warranties, covenants or undertakings in the Series C Transaction Documents by any Founder, Founder Entity, or Group Company, such Founder, Founder Entity, or Group Company, as the case may be, fails to cure the material breach within thirty (30) days after receipt of written notice from any Member of the Series C Preference Shares requesting cure of such material breach (the events of aforementioned clauses (aa) through (dd) being referred to hereinafter collectively as the “General Series C Repurchase Triggering Events” and each a “General Series C Repurchase Triggering Event”; the events of aforementioned clauses (ee) through (ff) being referred to hereinafter collectively as the “Special Series C Repurchase Triggering Events” and each a “Special Series C Repurchase Triggering Event”; together with the General Series C Repurchase Triggering Event, collectively the “Series C Repurchase Triggering Events” and each a “Series C Repurchase Triggering Event”), the Company shall, upon receiving a written request signed by any Member of then outstanding Series C Preference Shares, (1) promptly thereafter notify all of the other holders of Series C Preference Shares of such notice and of their right to participate in such repurchase, and (2) repurchase, on the date within one month after the Company’s receipt of such written repurchase request (the “Series C Repurchase Date”), from any Member of Series C Preference Shares the number of such Series C Preference Shares, that such Member of Series C Preferred Shares (the “Series C Repurchase Holder”) requests to be repurchased to the extent that such Series C Preference Shares have not been previously repurchased (the “Series C Repurchased Shares”). On the Series C Repurchase Date, the Company shall redeem, out of its funds legally available therefor, all the Series C Repurchased Shares.

(ii)	Repurchase Price of the Series C Preference Shares.

The repurchase price for each of the Series C Preference Share shall equal to the following amount (the “Series C Repurchase Price”):

(1)

with respect to a General Series C Repurchase Triggering Event, the Series C Repurchase Price for each Series C Preference Share shall equal the sum of (aa) the applicable Original Issue Price of the Series C Preference Shares, (bb) a 10% per annum interest compounded annually accruing on the applicable Original Issue Price from the applicable Original Issue Date, and (cc) if any, the amount of all declared but unpaid dividends thereon, or

(2)

with respect to a Special Series C Repurchase Triggering Event, the Series C Repurchase Price for each Series C Preference Share shall equal the sum of (aa) the applicable Original Issue Price of the Series C Preference Shares, (bb) a 15% per annum interest compounded annually accruing on the applicable Original Issue Price from the applicable Original Issue Date, and (cc) if any, the amount of all declared but unpaid dividends thereon.

Each such Series C Preference Share called for repurchase as provided above shall be repurchased in cash and such Series C Repurchase Price shall be paid from any source of funds legally available therefor, until (a) all outstanding Series C Repurchase Shares have been repurchased, or (b) the relevant request for repurchase of Series C Repurchased Shares has been withdrawn or terminated by the relevant Series C Repurchase Holder.

(c)	Mandatory Repurchase at the Option of the Members of the Series B Preference Shares.

(i)	Request for Repurchase.

Subject to the terms and conditions of this Article 3.07(c) and the provisions of any applicable Laws, at any time after the earliest of the following: (aa) the Company’s failure to complete a Qualified IPO before the sixth (6th) anniversary of the Original Issue Date of the Series C Preference Shares; (bb) the Board’s determination that, upon any change of applicable Laws or policy which may result in invalidity or unenforceability of the Control Agreements, there is no other reasonable alternative to accomplish the purposes of the Control Agreements, (cc) in the event of any termination, amendment (only if such amendment adversely affects the Company’s control over, or its beneficial interests, in any of the Group Companies) or material breach of any of the Control Agreements by any Founder, Founder Entity, Ordinary Shareholder, Ordinary Shareholder Entity, or Group Company without the prior consent of the Majority Investors, and in the case of such material breach, such Founder, Founder Entity, Ordinary Shareholder, Ordinary Shareholder Entity, or Group Company, as the case may be, fails to undo the termination or amendment or cure the material breach within thirty (30) days after receipt of written notice from any Member of the Series B Preference Shares requesting cure of such material breach; (dd) the Company receives the request from any Series A Preference Majority and/or Series C Preference Majority for repurchase of all or part of its Series A Preference Shares and/or Series C Preference Shares after the occurrence of any of Series A Repurchase Triggering Events and/or Series C Repurchase Triggering Events; (ee) in the event that, the Company meets substantially all the requirements of Qualified IPO, and such Qualified IPO is approved by the Majority Investors but rejected by the Ordinary Director; (ff) in the event of any material breach of any of the representations, warranties, covenants or undertakings in the Series B Transaction Documents by any Founder, Founder Entity, or Group Company, such Founder, Founder Entity, or Group Company, as the case may be, fails to cure the material breach within thirty (30) days after receipt of written notice from any Member of the Series B Preference Shares demanding such (the events of aforementioned from (aa) through (dd) being referred to herein collectively as the “General Series B Repurchase Triggering Events” and each a “General Series B Repurchase Triggering Event”; the events of aforementioned from (ee) through (ff) being referred to herein collectively as the “Special Series B Repurchase Triggering Events” and each a “Special Series B Repurchase Triggering Event”; together with the General Series B Repurchase Triggering Event, collectively the “Series B Repurchase Triggering Events” and each a “Series B Repurchase Triggering Event” ), the Company shall, upon receiving a written request signed by any Member of then outstanding Series B Preference Shares, (1) promptly thereafter notify all of the other holders of Series B Preference Shares of such notice and of their right to participate in such repurchase, and (2) repurchase, on the date three months following the Company’s receipt of such written repurchase request (the “Series B Repurchase Date”), from each Member of such Series B Preference Shares any number of such Series B Preference Shares that such Member requests to be repurchased to the extent that such Series B Preference Shares have not been previously repurchased or converted into Ordinary Shares. On the Series B Repurchase Date, the Company shall redeem, out of funds legally available therefor, all or part of the outstanding Series B Preference Shares held by the Members which have not been converted into Ordinary Shares provided that (I) immediately following any such repurchase, the Company shall have outstanding one or more Shares of one or more classes or series of Shares, which Share, or Shares together, shall have full voting rights and (II) no right of repurchase shall be invoked pursuant to this Article 3.07(c)(i) if the following shall have occurred:

(1)	a Deemed Liquidation Event shall have occurred, and the occurrence of which shall not have been waived pursuant to the first sentence of Article 3.02(c) hereof; or

(2)

a sale by Members, in one transaction or series of related transactions, of Shares representing at least a majority, by voting power, of the Equity Securities of the Company to one or more acquirers pursuant to an agreement between the Company and such acquirers or among the Company, such acquirers and one or more third parties.

(ii)	Repurchase Price of the Series B Preference Shares.

The repurchase price for each of the Series B Preference Share shall equal to the following amount (the “Series B Repurchase Price”):

(1)

with respect to a General Series B Repurchase Triggering Event, the repurchase price for each Series B Preference Share shall equal the sum of (aa) the applicable Original Issue Price of the Series B Preference Shares, (bb) a 10% per annum interest compounded annually accruing on the applicable Original Issue Price from the applicable Original Issue Date, and (cc) if any, the amount of all declared but unpaid dividends thereon.

(2)

with respect to a Special Series B Repurchase Triggering Event, the repurchase price for each Series B Preference Share shall equal the sum of (aa) the applicable Original Issue Price of the Series B Preference Shares, (bb) a 15% per annum interest compounded annually accruing on the applicable Original Issue Price from the applicable Original Issue Date, and (cc) if any, the amount of all declared but unpaid dividends thereon.

Each such Series B Preference Share called for repurchase as provided above shall be repurchased in cash and such Repurchase Price shall be paid from any source of funds legally available therefor, until (a) all outstanding Shares of the Series B Preference Shares to be repurchased have been repurchased or have been converted to Ordinary Shares as provided in Article 3.03 hereof or (b) the request for repurchase has been withdrawn or terminated.

(d)	Mandatory Repurchase at the Option of the Members of the Series A Preference Shares.

(i)	Request for Repurchase.

Subject to the terms and conditions of this Article 3.07(d) and the provisions of any applicable Laws, at any time after the earliest of the following: (aa) the Company’s failure to complete a Qualified IPO before the sixth (6th) anniversary of the Original Issue Date of the Series C Preference Shares, (bb) the Board’s determination that, upon any change of applicable Laws or policy which may result in invalidity or unenforceability of the Control Agreements, there is no other reasonable alternative to accomplish the purposes of the Control Agreements, or (cc) in the event of any termination, amendment (only if such amendment adversely affects the Company’s control over, or its beneficial interests, in any of the Group Companies) or material breach of any of the Control Agreements by any Founder, Founder Entity, or Group Company without the prior consent of the Majority Investors, and in the case of such material breach, such Founder, Founder Entity, or Group Company, as the case may be, fails to undo the termination or amendment or cure the material breach within thirty (30) days after receipt of written notice from any Member of the Series A Preference Shares requesting cure of such material breach (the events of aforementioned (aa) through (cc) being referred to herein collectively as the “Series A Repurchase Triggering Events” and each a “Series A Repurchase Triggering Event”), the Company shall, upon receiving a written request signed by any Member of a majority of then outstanding Series A Preference Shares, (1) promptly thereafter notify all of the other holders of Series A Preference Shares of such notice and of their right to participate in such repurchase, and (2) repurchase, on the date three months following the Company’s receipt of such written repurchase request (the “Series A Repurchase Date”, together with the Series B Repurchase Date, the Series C Repurchase Date, the Preference D&D+ Repurchase Date, each a “Repurchase Date”), from each Member of such Series A Preference Shares any number of shares of such Series A Preference Shares that such Member requests to be repurchased to the extent that such Series A Preference Shares have not been previously repurchased or converted into Ordinary Shares; provided that (I) immediately following any such repurchase, the Company shall have outstanding one or more Shares of one or more classes or series of Shares, which Share, or Shares together, shall have full voting rights and (II) no right of repurchase shall be invoked pursuant to this Article 3.07(d)(i) if the following shall have occurred:

(1)	a Deemed Liquidation Event shall have occurred, and the occurrence of which shall not have been waived pursuant to the first sentence of Article 3.02(d) hereof; or

(2)

a sale by Members, in one transaction or series of related transactions, of Shares representing at least a majority, by voting power, of the Equity Securities of the Company to one or more acquirers pursuant to an agreement between the Company and such acquirers or among the Company, such acquirers and one or more third parties.

(ii)	Repurchase Price of the Series A Preference Shares.

The repurchase price for each Series A Preference Share shall equal the sum of (aa) the applicable Original Issue Price, (bb) a 8% per annum interest compounded annually accruing on the applicable Original Issue Price from the applicable Original Issue Date, and (cc) if any, the amount of all declared but unpaid dividends thereon (the “Series A Repurchase Price”, together with the Series B Repurchase Price, the Series C Repurchase Price, the Preference D&D+ Repurchase Price, the “Repurchase Price”).

Each such Series A Preference Share called for repurchase as provided above shall be repurchased in cash at the Repurchase Price of such series of Preference Shares and such Repurchase Price shall be paid from any source of funds legally available therefor, until (a) all outstanding Shares of Series A Preference Shares to be repurchased have been repurchased or have been converted to Ordinary Shares as provided in Article 3.03 hereof or (b) the request for repurchase has been withdrawn or terminated as provided below.

(e)	Procedure.

(i)

Withdrawal or Termination of Request. A repurchase request may be withdrawn or terminated upon the request of any of the Member that has demanded for repurchase, but only with respect to the Shares of such series of Preference Shares or Series D+ Options that had not been repurchased in full in cash as of the date such request for withdrawal or termination is made. After any such withdrawn or terminated repurchase request, the Shares of the series of Preference Shares or Series D+ Options subject thereto shall again be subject to repurchase pursuant to Articles 3.07(a) through (d) and (f) hereof upon the request of the Members of such series of Preference Shares or the Members of Series D+ Options as provided above.

(ii)

Insufficient Legally Available Funds. Notwithstanding any other provision set forth in Articles 3.07(a) through (d) and (f), if upon any Repurchase Date scheduled for the repurchase of the relevant Preference Shares or Series D+ Options, the funds and assets of the Company legally available to repurchase such Shares shall be insufficient to repurchase all such Preference Shares and Series D+ Options then scheduled to be repurchased, then:

(1) those assets or funds which are legally available shall be used to the extent permitted by applicable Laws, (w) first, to pay all repurchase payments due to the Members of Preference D&D+ Shares and the Members of Series D+ Options on such Repurchase Date at the same time and in the same amount per share, ratably in proportion to the full amounts that the Members of Preference D&D+ Shares and the Members of Series D+ Options would otherwise be respectively entitled thereon; (x) second, after the amounts due to the Members of Preference D&D+ Shares and the Members of Series D+ Options have been fully paid pursuant to Article 3.07(a) and Articles 3.07(f), to pay all repurchase payments due to the Members of Series C Preference Shares on such Repurchase Date ratably in proportion to the full amounts that the Members of Series C Preference Shares would otherwise be respectively entitled thereon; (y) third, after the amounts due to the Members of Series C Preference Shares have been fully paid pursuant to Article 3.07(b), to pay all repurchase payments due to the Members of Series B Preference Shares on such Repurchase Date ratably in proportion to the full amounts that the Members of Series B Preference Shares would otherwise be respectively entitled thereon; and (z) fourth, after the amounts due to the Members of Series B Preference Shares have been fully paid pursuant to Article 3.07(c), to pay all repurchase payments due to the Members of Series A Preference Shares on such Repurchase Date ratably in proportion to the full amounts to which the Members of Series A Preference Shares would otherwise be respectively entitled thereon.

(2) If the Company fails to pay in full of the Repurchase Price with respect to all of its owned Preference Shares and Series D+ Options before or on the Repurchase Date, at the absolute discretion of the Majority Investors, if there shall be an offer from a third party to effect a Sale of the Company, in which, the valuation of the Company or any of its Subsidiaries, as the case may be, is no less than thirty percentage (30%) of the Qualified IPO Valuation, the Majority Investors shall have the right to request all other Members of the Company, and such Members shall upon such request, consent to, enter into any agreement in connection with, and participate in, and use their best efforts to cause all other Members of the Company, if any, to consent to, enter into any agreement in connection with, and participate in, such Sale of the Company; provided that, the proceeds of any sale pursuant to this Article shall be distributed among the Members pursuant to Article 3.02.

(3) At the election of the relevant Member requesting for repurchase, any portion of the Repurchase Price not paid by the Company in respect of any Preference Share or Series D+ Option requested to be repurchased on the applicable Repurchase Date shall be immediately converted into a debt payable by the Company, at the election of such Member, (i) by delivering to such Member a promissory note issued in favor of such Member by the Company, with a term of twelve (12) months from the applicable Repurchase Date, or (ii) by entering into other repayment schedule in writing by the Company and such Member, at a compounded interest rate of ten percent (10%) per annum from the applicable Repurchase Date until the date of full payment of the Repurchase Price in respect of each such Preference Share or Series D+ Option. Notwithstanding anything to the contrary, the Company shall not repay any such debt described in this Article 3.07(e)(ii)(3) (x) to any current or former Member of Series A Preference Shares, Series B Preference Shares or Series C Preference Shares, until all outstanding amount under such debt owed to all current or former Members of Preference D&D+ Shares and Members of Series D+ Options have been fully repaid; (y) to any current or former Member of Series A Preference Shares or Series B Preference Shares, until all outstanding amount under such debt owed to all current or former Members of Series C Preference Shares have been fully repaid; and (z) to any current or former Member of Series A Preference, until all outstanding amount under such debt owed to all current or former Members of Series B Preference Shares have been fully repaid.

(4) any Preference Shares or Series D+ Options not repurchased shall be carried forward and shall be repurchased (together with any other Preference Shares or Series D+ Options then scheduled to be repurchased) at the next such scheduled applicable Repurchase Date to the full extent of legally available funds of the Company at such time. Any such Preference Shares or Series D+ Option not repurchased shall continue to be so carried forward until repurchased. Preference Shares or Series D+ Options that are subject to repurchase hereunder but have not been repurchased due to insufficient legally available funds and assets of the Company shall continue to be outstanding and entitled to all dividend, liquidation, conversion and other rights, powers and preferences of the Preference Shares or Series D+ Options respectively until three (3) days prior to the applicable Repurchase Date upon which such Preference Shares or Series D+ Options have been converted or repurchased.

(iii)

Repurchase Notice. At least twenty (20) days but no more than sixty (60) days prior to the initial applicable Repurchase Date for a series of Preference Shares or Series D+ Options, written notice in accordance with the provisions of Article 16 hereof shall be given by the Company to each Member of record (at the close of business on the Business Day next preceding the day on which notice is given) of such series of Preference Shares and each Member of Series D+ Options to be repurchased, notifying such Member of (a) the repurchase to be effected, (b) specifying the applicable Repurchase Date(s), the applicable Repurchase Price, the number of such Member’s Shares of each series of Preference Shares or Option Shares to be repurchased, the place at which payment may be obtained and the date on which such Member’s Conversion Rights as to such Preference Shares or Series D+ Options terminate (which date shall be three (3) days prior to each applicable Repurchase Date with respect to the Preference Shares or Series D+ Options to be repurchased on that date) and (c) calling upon such Member to surrender to the Company, in the manner and at the place designated, the certificate or certificates representing the Preference Shares to be repurchased (the “Repurchase Notice”).

(iv)

Surrender of Certificates. On or before each designated Repurchase Date, each Member of a series of Preference Shares to be repurchased shall (unless such Member has previously exercised such Member’s right to convert such Preference Shares into Ordinary Shares as provided in Article 3.03 hereof), surrender the certificate(s) representing such Shares of such series of Preference Shares to be repurchased to the Company (or, if such Member alleges that any such certificate has been lost, stolen or destroyed, a Lost Certificate Affidavit), in the manner and at the place designated in the Repurchase Notice, and thereupon the Repurchase Price for such Preference Shares shall be payable to the order of the person whose name appears in the Register as the owner thereof, and each surrendered certificate shall be cancelled and retired. If less than all of the Preference Shares represented by such certificate are repurchased, then the Company shall promptly issue a new certificate representing the Preference Shares not repurchased.

(v)

Effect of Repurchase. If the Repurchase Notice shall have been duly given for a series of Preference Shares and/or Series D+ Options, and if on any Repurchase Date the Repurchase Price for the series of Preference Shares and/or Series D+ Options to be repurchased thereon is either paid or made available for payment through the deposit arrangements specified in Article 3.07(e)(vi) hereof, then notwithstanding that the certificates and/or Option Agreements evidencing any of the such Preference Shares and/or Optioned Shares so called for repurchase on such Repurchase Date shall not have been surrendered, such Preference Shares and/or Optioned Shares shall not thereafter be transferred on the Company’s books and the rights of all of the Members of such Preference Shares and/or all of the Members of such Series D+ Optioned Shares with respect to such Preference Shares shall terminate on such Repurchase Date, except only the right of the Members to receive the Repurchase Price from the Company or the payment agent, without interest, upon surrender of their certificate(s) therefor (or, if such Member alleges that any such certificate has been lost, stolen or destroyed, a Lost Certificate Affidavit). The Register shall be updated accordingly to reflect such conversion.

(vi)

Deposit of Repurchase Price. On or prior to the Repurchase Date for any Preference Shares or Series D+ Options, the Company may, at its option, deposit with an independent payment agent, a sum equal to the aggregate Repurchase Price for all Shares of each series of Preference Shares and Series D+ Options called for repurchase on that Repurchase Date and not yet repurchased, with irrevocable instructions and authority to the payment agent to pay, on or after the Repurchase Date, the Repurchase Price to the respective Members upon the surrender of their share certificates (or, if such Member alleges that any such certificate has been lost, stolen or destroyed, a Lost Certificate Affidavit). The deposit shall constitute full payment of the Preference Shares and Series D+ Options called for repurchase on that Repurchase Date to their Members, and from and after the such Repurchase Date, such Preference Shares and Series D+ Options shall be deemed to be repurchased and no longer outstanding. Any funds so deposited and unclaimed at the end of one (1) year from such Repurchase Date shall be released or repaid to the Company, after which time the Members of Preference Shares or the Members of Series D+ Options called for repurchase who have not claimed such funds shall be entitled to receive payment of the Repurchase Price only from the Company.

(f)	Put Option of Option Holders

For the avoidance of doubt, and subject to section 11.20 of the Shareholders’ Agreement, with respect to any Preference D&D+ Repurchase Price payable to any Member of Series D+ Options based on the Corresponding Number of Series D+ Preference Shares as if it had exercised its applicable Series D+ Option in the event that any Member of Series D+ Options elects to request for or participate in the mandatory repurchase of Preference D&D+ Repurchased Shares deemed to be held thereby upon occurrence of any Preference D&D+ Repurchase Triggering Event under Article 3.07(a) hereof, instead of receiving its Preference D&D+ Repurchase Price from the Company directly, such participating Member of Series D+ Options shall be entitled to exercise a put option to sell to the WFOE II or the JV Entity or any other Group Company designated by the Company (as applicable), all or part of its Equity Interest (the “Put Equity Interests”) at such price equivalent to a product of (x) the applicable Preference D&D+ Repurchase Price for all of the Corresponding Number of Series D+ Preference Shares deemed to be held thereby, and (y) a fraction, the numerator of which is the Put Equity Interests, and the denominator of which is the total Equity Interest of the JV Entity then held by such Member of Series D+ Options, provided that upon full payment of such price under the foregoing provision, the Corresponding Number of Series D+ Preference Shares deemed to be held by such Member of Series D+ Options shall be decreased proportionately. Any purchase price for the Put Equity Interests in excess of the amount of the Preference D&D+ Repurchase Price for such Member of Series D+ Options shall remain entirely at the disposal of the Company indirectly through the the WFOE II or the JV Entity or any other Group Company designated by the Company. If any such price actually paid to such Member of Series D+ Options is less than the amount of the Preference D&D+ Repurchase Price, such Member of Series D+ Options shall be compensated with the shortfall by the Group Companies in such way as permitted by applicable Laws without adversely affecting other Member(s) of the Preference D&D+ Shares. In the event that there is not sufficient cash from the Company to honor the request for repurchase exercised by all the Members of Preference D&D+ Shares and all the Members of the Series D+ Options, then any Member of Series D+ Options, even if such Member of Series D+ Options elects to receive the payment from the JV Entity by exercising the put option hereof, the per share payment received by such Member of Series D+ Options shall be on a pari passu basis with all the Members of Preference D&D+ Shares.

3.08  Drag-Along Right.

(a)	Actions to be Taken.

Notwithstanding anything herein or in the Shareholders’ Agreement to the contrary, in the event that (i) the Majority Investors, and (ii) the Ordinary Majority ((i) and (ii), collectively, the “Selling Investors”) approve a Sale of the Company in writing, specifying that this Article 3.08 shall apply to such transaction, then each Member agrees:

(i)

if such transaction requires approval of the Members of the Company, with respect to all Shares that such Member owns or over which such Member otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all such Shares in favor of, and adopt, such Sale of the Company (together with any related amendment to the Memorandum and these Articles required in order to implement such Sale of the Company) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;

(ii)

if such transaction is a Share Sale, to sell the same proportion of Shares beneficially held by such Member as is being sold by the Selling Investors to the person to whom the Selling Investors propose to sell their Shares, and, except as permitted in Article 3.08(b) hereof, on the same terms and conditions as the Selling Investors; in the event that such Member also holds any equity interest in the JV Entity, such Member shall, subject to cooperation of the person to whom the Selling Investors propose to sell the Shares, also sell certain portion of equity interests held by such Member, the percentage of which to be sold in the JV Entity shall be consistent with the percentage of Shares to be sold by such Member, to the person to whom the Selling Investors propose to sell the Shares;

(iii)

to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the Selling Investors in order to carry out the terms and provision of this Article 3.08, including without limitation (i) executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents and (ii) in the event of a Share Sale that have been approved by the Selling Investors and the person to whom the Selling Investors propose to sell the Shares (the “Proposed Purchaser”) does not purchase the Option from any Member or the Proposed Purchaser does not intend to hold equity interest in the JV Entity, such Member shall exercise or designate an Affiliate to exercise its Option in accordance with the Option Agreement as soon as practicable and such Member and/or its Affiliate shall sell its Option Shares to the Proposed Purchaser according to the terms and conditions of the approved Share Sale; if such Member fails to have such Options exercised at least ten (10) Business Days prior to the scheduled closing of the Share Sale, (X) the WFOE II shall have the right to purchase from such Member and such Member shall be obligated to sell to the WFOE II such portion of the equity interest in the JV Entity held by such Member equivalent to the Option Shares available to such Member that such Member is required to sell in the Share Sale at a price to be determined pursuant to Section 3.08(b)(v) below, (Y) the total number of Option Shares available to such Member shall be decreased proportionally to the equity interest in the JV Entity to be sold by such Member to the WFOE II pursuant to (X) above, and (Z) the Company will simultaneously issue to the Proposed Purchaser certain number and class of Shares consistent with such number of Option Shares decreased pursuant to (Y) above provided that the WFOE II shall simultaneously or within a schedule otherwise agreed upon between the WOFE II and such a Member pay the price of the transferred equity interest in full to the Member who transfers the foregoing portion of the equity interest in the JV Entity to the WFOE II;

(iv)

not to deposit, and to cause their Affiliates not to deposit, except as provided herein, any Shares of the Company owned by such party or its Affiliate in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquirer in connection with the Sale of the Company;

(v)	to refrain from exercising any dissenters’ rights or rights of appraisal under applicable Law at any time with respect to such Sale of the Company; and

(vi)

if the consideration to be paid in exchange for the Shares pursuant to this Article 3.08 includes any securities and due receipt thereof by any Member would require under applicable Law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (y) the provision to any Member of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Member in lieu thereof, against surrender of the Shares which would have otherwise been sold by such Member, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which such Member would otherwise receive as of the date of the issuance of such securities in exchange for the Shares.

(b)	Exceptions

Notwithstanding the foregoing, a Member will not be required to comply with Article 3.08(a) hereof in connection with any proposed Sale of the Company unless:

(i)

any representations and warranties to be made by such Member in connection with the Sale of the Company are limited to representations and warranties related to authority, ownership and the ability to convey title to such Shares, namely (i) such Member holds all right, title and interest in and to the Shares such Member purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of such Member in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by such Member have been duly executed by such Member and delivered to the acquirer and are enforceable against such Member in accordance with their respective terms and (iv) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of such Member’s obligations thereunder, will cause a breach or violation of the terms of any agreement, Law or judgment, order or decree of any court or governmental agency;

(ii)

such Member shall not be liable for the inaccuracy of any representation or warranty made by any other person in connection with the Sale of the Company, other than any of the Group Companies (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any Member of the Company of any of identical representations, warranties and covenants provided by all Members of the Company);

(iii)

the liability for indemnification, if any, of such Member in the Sale of the Company and for the inaccuracy of any representations and warranties made by the Company in connection with such Sale of the Company, is several and not (x) joint or (y) joint and several with any other person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any Members of the Company of any of identical representations, warranties and covenants provided by all Members of the Company), and is pro rata in proportion to the amount of consideration paid to such Member in connection with such Sale of the Company (in accordance with the provisions of the Memorandum and these Articles);

(iv)

liability shall be limited to such Member’s applicable share (determined based on the respective proceeds payable to each Member of the Company in connection with such Sale of the Company in accordance with the provisions of the Memorandum and these Articles) of a negotiated aggregate indemnification amount that applies equally to all Members of the Company but that in no event exceeds the amount of consideration otherwise payable to such Member in connection with such Sale of the Company, except with respect to claims related to fraud by such Member, the liability for which need not be limited as to such Member;

(v)

upon the consummation of the Sale of the Company, (i) each holder of each class or series of Shares will receive the same form of consideration for their Shares of such class or series as is received by other holders in respect of their Shares of such same class or series, (ii) each holder of a series of Preference Shares and each Option Holders will receive the same amount of consideration per Preference Share or per Option Share of such series as is received by other holders in respect of their Preference Shares or Option Shares of such same series, (iii) each holder of Ordinary Shares will receive the same amount of consideration per Ordinary Share as is received by other holders in respect of their Ordinary Shares, and (iv) unless the Majority Investors and the Series D Preference Supermajority elect otherwise by written notice given to the Company at least five (5) days prior to the effective date of any such Sale of the Company, the aggregate consideration receivable by all holders of Preference Shares, Series D+ Options and Ordinary Shares shall be allocated among the holders of Preference Shares, Series D+ Options and Ordinary Shares on the basis of the relative liquidation preferences to which the holders of each respective series of Preference Shares, the Option Holders and the holders of Ordinary Shares are entitled in a Deemed Liquidation Event (assuming for this purpose that the Sale of the Company is a Deemed Liquidation Event) in accordance with the Memorandum and these Articles in effect immediately prior to the Sale of the Company; and

(vi)

subject to clause (iv) above, requiring the same form of consideration to be available to the holders of any single class or series of Shares, if any holders of any Shares are given an option as to the form and amount of consideration to be received as a result of the Sale of the Company, all holders of such class or series of Shares will be given the same option.

(c)	Restrictions on Sales of Control of the Company.

No Member shall be a party to any Share Sale unless all holders of Preference Shares and Option Holders are allowed to participate in such transaction and the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in the Memorandum and these Articles in effect immediately prior to the Share Sale (as if such transaction was a Deemed Liquidation Event), unless the Majority Investors and the Series D Preference Supermajority elect otherwise by written notice given to the Company at least five (5) days prior to the effective date of any such transaction or series of related transactions.

(d)	Termination.

The rights and covenants set forth in this Article 3.08 shall terminate and be of no further force or effect upon the earlier to occur of: (a) the consummation of a Qualified IPO; or (b) a Deemed Liquidation Event whereby all the Investors have fully exercised their liquidation right and been fully paid all the distributions pursuant to Article 3.02 hereof.

3.09 Right	of Participation

(a)	Preemptive Right of the Investors.

If the Company proposes to issue any Additional Ordinary Shares to any Person from time to time after the Original Issue Date, the Investors shall be entitled (but not an obligation) to purchase certain portion of Additional Ordinary Shares (the “Preemptive Right”) in accordance with the following provisions of this Article 3.09(a). At least thirty (30) calendar days prior to entering into a definitive agreement for the issuance of Additional Ordinary Shares, the Company shall give written notice (the “Offer Notice”) to each Investor, stating (a) its bona fide intention to sell such Additional Ordinary Shares, (b) the number of such Additional Ordinary Shares to be sold and (c) the price and terms, if any, upon which it proposes to sell such Additional Ordinary Shares. By written notice to the Company within fifteen (15) Business Days after the Offer Notice is given, Ali may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to all of such Additional Ordinary Shares in preference to any other Investors. If Ali elects to purchase only part of the Additional Ordinary Shares or fails to elect to purchase any portion of Additional Ordinary Shares, then such Additional Ordinary Shares unpurchased by Ali shall be made available to each Investor other than Ali to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to all of its Pro Rata Amount of such Additional Ordinary Shares unpurchased by Ali. The Company shall deliver a notice to each Investor other than Ali to inform them of the aggregate number of remaining Additional Ordinary Shares that are available for purchase after Ali has fully exercised or failed to exercise its right of first offer pursuant to Article 3.09(a). Each Investor other than Ali shall have seven (7) Business Days after the receipt of such notice to irrevocably elect to purchase all or a portion of its Pro Rata Amount of such remaining Additional Ordinary Shares unpurchased by Ali on the same price as indicated on the Offer Notice by notifying the Company in writing.

(b)

Over-Allotment. If any Investor other than Ali fails to elect to purchase all of its Pro Rata Amount of the Additional Ordinary Shares, then such unpurchased Additional Ordinary Shares (“Over-Allotment Issuance Shares”) shall be made available to each Investor other than Ali who has elected to purchase all of its initial Pro Rata Amount of the Additional Ordinary Shares for over-allotment (the “Fully Exercising Investor”). The Company shall deliver an over-allotment notice to each Fully Exercising Investor to inform them of the aggregate number of Over-Allotment Issuance Shares that are available for over-allotment. Each Fully Exercising Investor shall have seven (7) Business Days after the receipt of such over-allotment notice to irrevocably elect to purchase all or a portion of the Over-Allotment Issuance Shares on the same price and terms as indicated on the Offer Notice by notifying the Company in writing of the number of Over-Allotment Issuance Shares to be purchased. If the aggregate number of the Over-Allotment Issuance Shares elected to be purchased by all Fully Exercising Investors in response to such over-allotment notice exceeds the aggregate number of the Over-Allotment Issuance Shares that are available for over-allotment, then the Over-Allotment Issuance Shares shall be allocated among the Fully Exercising Investors by allocating to each Fully Exercising Investors the lesser of (A) the difference between the number of Over- Allotment Issuance Shares it elects to purchase and the aggregate number of Over-Allotment Issuance Shares that has already been allocated to it, and (B) its over-allotment pro rata share of the Over- Allotment Issuance Shares that has not yet been allocated, which allocation step shall be repeated until all Over-Allotment Issuance Shares are allocated among the Fully Exercising Investors. Each Fully Exercising Investor who has been allocated all the Over-Allotment Issuance Shares that it has elected to purchase shall cease to participate in any subsequent allocation step. For the purposes of determining the allocation of Over-Allotment Issuance Shares that a Fully Exercising Investor will receive in each allocation step, such Fully Exercising Investor’s “over-allotment pro rata share” shall be determined according to the aggregate number of all Shares held by such Fully Exercising Investor on the date of the Offer Notice in relation to the aggregate number of all Shares held by all Fully Exercising Investors who participate in such allocation step on such date.

(c)	Remaining Shares.

If any Additional Ordinary Shares offered for sale are not elected to be purchased or acquired by the Members of Preference Shares or the Members of Series D+ Options pursuant to Article 3.09(a) and Article 3.09(b) above, the Company may, during a period of one hundred and twenty (120) days following the expiration of the last period during which any Investor may elect to purchase any Additional Ordinary Shares (including Over-Allotment Issuance Share), offer and sell the remaining unsubscribed portion of such Additional Ordinary Shares to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not issue the Additional Ordinary Shares within such period, the right provided hereunder shall be deemed to be revived and such Additional Ordinary Shares shall not be offered unless first reoffered to the Investors in accordance with this Article 3.

(d)	Limitations on Subsequent Participation Rights.

The Company shall not, without the prior written consent of the Majority Investors, enter into any agreement with any Member or prospective Member of any securities of the Company that would allow such Member or prospective Member to participate in issuance of Additional Ordinary Shares of the Company on terms or conditions that are more favorable to such Members or prospective Members than those set forth in this Article 3.

(e)	Termination of Right of Participation.

The rights and covenants set forth in this Article 3 shall terminate and be of no further force and effect upon the earliest to occur of: (a) the consummation of a Qualified IPO; and (b) a Deemed Liquidation Event whereby all the Investors have fully exercised their liquidation right and been fully paid all the distributions pursuant to Article 3.02.

3.10	Right of First Refusal, Secondary Refusal Right and Third Refusal Right

(a)	Right of First Refusal.

Each Member holding Ordinary Shares grants to Ali a right of first refusal (the “Right of First Refusal”) to purchase all or any portion of the Ordinary Shares proposed to be transferred by such Member (the “Proposed Transfer”), at the same price and on the same terms and conditions as those offered to the Person to whom such Member proposes to make such transfer (the “Prospective Transferee”) pursuant to the Shareholders’ Agreement.

(b)	Secondary Refusal Right.

Subject to Article 3.10(a) above, each Member holding Ordinary Shares grants to the Company a secondary refusal right to purchase all or any portion of the Shares subject to the Proposed Transfer not purchased by Ali pursuant to the Right of First Refusal above.

(c)	Third Refusal Right

Subject to Article 3.10(a) and Article 3.10(b) above, each Member holding Ordinary Shares grants to the Investors other than Ali a third refusal right to purchase all of the Shares subject to the Proposed Transfer not purchased by Ali and the Company (the “Remaining Shares”) pursuant to the Right of First Refusal and Secondary Refusal Right above. Each Investor other than Ali shall be entitled to purchase its pro rata amount of such Remaining Shares pursuant to the Shareholders’ Agreement.

3.11	Right of Co-Sale

If any Investor does not exercise its Right of First Refusal or Third Refusal Right as to any Proposed Transfer by any Member pursuant to Article 3.10(a) and/or Article 3.10(c) above, and the Shares subject to such Proposed Transfer are to be sold to the Prospective Transferee, such Investor shall be entitled to elect to exercise its right of co-sale and to include its Shares on a pro rata basis in the Proposed Transfer at the price and on the terms pursuant to the Shareholders’ Agreement.

3.12	Effectiveness

All of the rights, privileges, terms and obligation in this Article 3 shall be effective to the Investors as of the date hereof.

4.	BOARD OF DIRECTORS

4.01	Authorized Number of Directors

The authorized number of Directors shall be set and remain at seven(7) and, subject to Article 3.05 and Article 4.03 hereof, may hereafter be changed with the approval of the Board or by Ordinary Resolution. Subject to the foregoing, there shall be at least one (1) authorized Director.

4.02	No Shareholding Qualification Required

Unless provided otherwise herein, there shall be no shareholding qualification for Directors unless prescribed by Members by Special Resolution.

4.03	Election of Directors

For so long as any Preference Shares remain outstanding, the Members of the Preference Shares, exclusively and as a separate class, shall be entitled to elect six (6) Directors, among which (a) one director shall be elected by Temasek provided that Temasek and its Affiliate(s), taken as a whole, collectively hold no less than 5.5% of the then total issued and outstanding Shares of the Company (on an as-converted and fully-diluted basis) at the Closing and continue to hold at least 50% of the Shares held by it as of the date of Closing (subject to adjustment from time to time for Recapitalizations), (b) one director shall be elected by NEA provided that NEA and Long Hill Capital Venture Partners 1, L.P. and their respective Affiliate(s), taken as a whole, collectively hold no less than 5.5% of the then total issued and outstanding Shares of the Company (on an as-converted and fully-diluted basis) at the Closing and continue to hold at least 50% of the Shares held by it as of the date of Closing (subject to adjustment from time to time for Recapitalizations), (c) one director shall be elected by CBC, provided that CBC and its Affiliate(s), taken as a whole, collectively hold no less than 5.5% of the then total issued and outstanding Shares of the Company (on an as-converted and fully-diluted basis) at the Closing and continue to hold at least 50% of the Shares held by it as of the date of Closing (subject to adjustment from time to time for Recapitalizations), (d) one director shall be elected by ABG, provided that ABG, CENOVA and its Affiliate(s), taken as a whole, collectively hold no less than 5.5% of the then total issued and outstanding Shares of the Company (on an as-converted and fully-diluted basis) at the Closing and continue to hold at least 50% of the Shares held by it as of the date of Closing (subject to adjustment from time to time for Recapitalizations), (e) one director shall be elected by MBK, provided that MBK and its Affiliate(s), taken as a whole, collectively hold no less than 5.5% of the then total issued and outstanding Shares of the Company (on an as-converted and fully-diluted basis) at the Closing and continue to hold at least 50% of the Shares held by it as of the date of Closing (subject to adjustment from time to time for Recapitalizations), and (f) one director shall be elected by Ali (“Ali Director”) from time to time, provided that Ali and its Affiliate(s), taken as a whole, collectively hold no less than 5.5% of the then total issued and outstanding Shares of the Company (on an as-converted and fully-diluted basis) at the Closing and continue to hold at least 50% of the Shares held by it as of the date of Closing (subject to adjustment from time to time for Recapitalizations). If Ali does not appoint any person to serve as Ali Director immediately upon the Closing, such seat of Ali Director shall remain vacant until Ali issues written notice to the Company to appoint such Ali Director at any time after the Closing. Within five (5) Business Days upon the written notice by Ali to the Company to appoint the person designated as Ali Director at any time, the Company shall take all actions necessary to reflect such appointment of the Ali Director, including but not limited to update the register of directors of the Company and have it certified by the registered office provider of the Company, and provide such certified copy of register of directors to Ali. Without prejudice to the foregoing, Ali may at its sole discretion elect to appoint an observer to the Board of the Company pursuant to Article 4.04 if Ali chooses not to appoint a director to the Board according to the stage of growth of the Company, provided that, if Ali chooses to appoint a director to the Board, the Ali Observer (as defined below) should be removed as an observer. Each Preference Director shall be entitled to cast one (1) vote for matters submitted for the Board’s approval. The Ordinary Majority shall be entitled to elect one (1) Director (the “Ordinary Director”) who shall be entitled to cast seven (7) votes for matters submitted for the Board’s approval.

4.04	Appointment of Observers

In respect of each of CENOVA and Freesia, for so long as it directly or indirectly holds any Shares (and/or options or warrants therefor) of the Company, it shall be entitled to appoint at any time or from time to time one (1) representative to attend all meetings of the Board, in a non-voting observer capacity (in each case, the “CENOVA Observer” and the “Freesia Observer”) and, in this respect, the Company shall give the CENOVA Observer and the Freesia Observer copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors, provided that, CENOVA shall procure the CENOVA Observer to, and Freesia shall procure the Freesia Observer to keep all information obtained in such observation process strictly confidential, and not to use such information for any purpose other than reporting to CENOVA or Freesia (as the case may be) as applicable. Subject to Article 4.03, in respect of Ali, for so long as it and its Affiliate(s) directly or indirectly, taken as a whole, collectively hold no less than 5.5% of the then total issued and outstanding Shares of the Company (on an as-converted and fully-diluted basis) at the Closing and continue to hold at least 50% of the Shares held by it as of the date of Closing, , and Ali chooses not to appoint a director to the Board, it shall be entitled to appoint at any time or from time to time one (1) representative to attend all meetings of the Board, in a non-voting observer capacity (the “Ali Observer”) and, in this respect, the Company shall give the Ali Observer copies of all notices, minutes, consents, and other materials that it provides to its Directors at the same time and in the same manner as provided to such Directors, and before any Board meeting is held, the Ordinary Director shall carry out full communications with the Ali Observer and provide adequate feedback with respect to any enquiry or reasonable suggestion raised by the Ali Observer before the Ordinary Director submits the proposal of the same subject matter(s) to the Board meeting for approval, provided that, Ali shall procure the Ali Observer to, keep all information obtained in such observation process strictly confidential, and not to use such information for any purpose other than reporting to Ali (as the case may be) as applicable.

4.05	Filling of Vacancies on the Board Not Caused By Removal

If there is any vacancy in the office of any Director elected or to be elected by the Members of the outstanding shares of a specified class, classes or series of Shares given the right to elect such Director pursuant to Article 4.03 hereof (the “Specified Shares”) that exists prior to the Original Issue Date, such vacancy may be filled (either contingently or otherwise) by Ordinary Resolution, or by the Board under the provisions of Article 4.03 hereof and such Ordinary Resolution or resolutions approved by the Board, as applicable, shall specify at the time of such election the specific vacant directorship under Article 4.03 hereof being filled. After the Original Issue Date, a Director to hold office for the unexpired term of such directorship, unless the vacancy is due to the removal of a Director, may be elected by either: (i) the remaining Director or Directors (if any) in office that were so elected by the Members of such Specified Shares by the affirmative vote of a majority of such Directors or by the sole remaining Director elected by the Members of such Specified Shares if there be but one pursuant to Article 4.03, or (ii) the required vote of Members of the shares of such Specified Shares specified in Article 4.03 hereof that are entitled to elect such Director.

4.06	Removal of Directors and Filling Vacancies Caused by Removal

Any Director elected or to be elected as provided in the preceding Articles 4.03 and 4.05 hereof may be removed from the Board at any time without cause by, and any vacancy in the office of any such removed Director may be filled by, and only by, the affirmative vote of the Members of the Specified Shares entitled to elect such Director or Directors pursuant to Articles 4.03, given either at a General or Class Meeting, as applicable, or by an action by written consent of Members holding such Specified Shares pursuant to Articles 4.03.

4.07	Procedure

At any General or Class Meeting, as applicable, held for the purpose of electing a Director, the presence in person or by proxy of the Members of the Specified Shares entitled to elect such Director pursuant to Articles 4.03 shall constitute a quorum for the purpose of electing such Director and the candidate or candidates to be elected by such Specified Shares shall be those who receive the highest number of affirmative votes (on an as-converted basis) of the outstanding shares of such Specified Shares, as applicable. In the case of an action taken by written consent of Members without a meeting, the candidate or candidates to be elected by such Specified Shares shall be those who are elected by the written consent of the Members of such Specified Shares pursuant to Articles 4.03.

4.08	Term of Office of Director

An election of a Director may be on terms that the Director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent Annual General Meeting or upon any specified event or after any specified period, but no such term shall be implied in the absence of express provision.

4.09	Resignation, Death, or other Removal of Director

Without prejudice to other provisions of these Articles for the retirement or removal of Directors, the office of a Director shall be vacated:

(a)	if he resigns as Director by notice to the Company in writing signed by him; or

(b)	if he dies.

Any Director may resign from the Board, or any committee thereof, effective on giving written notice to the Company, unless such notice specifies a later time for that resignation to become effective. Subject to these Articles, if the resignation of a Director is effective at a future time, the applicable Members or applicable Directors may, prior to such resignation becoming effective and pursuant to this Article 4, elect a successor to take office at such time that the resignation becomes effective.

4.10	Powers of the Board

The business of the Company shall be managed by the Board, which may exercise all such powers of the Company as are not by the Statute or these Articles required to be exercised by the Members in a General Meeting, subject nevertheless to any regulations, not inconsistent with the Statute or these Articles, prescribed by the Members in a General Meeting. No such regulations made by the Members in a General Meeting may invalidate any prior act of the Board. This Article 4.10 is without prejudice to the provisions of these Articles permitting delegation by the Board. Without limiting the foregoing, the Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property by way of fixed charge, floating charge or other form of encumbrance, and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

4.11	Calling Board Meetings; Notice Requirements; Waiver of Notice

A meeting of the Board may be called at any time by the Chairman of the Board, if any, President, Chief Executive Officer or majority of the Directors then on the Board. Notice of the time, date and place of such meeting shall be given orally, in writing, or by electronic transmission (including electronic mail) by the person or persons calling the meeting to all Directors at least six (6) Business Days before the meeting; provided, however, that notice may be given less than six (6) Business Days but at least three (3) Business Days before the meeting if it is given orally in person or by telephone, or by electronic mail. Notice of a meeting need not be given to any Director (i) who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (ii) who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director. All such waivers, consents, and approvals shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any meeting of the Board.

4.12	Quorum for Meeting of the Board

At all meetings of the Board, except as otherwise provided herein, the quorum for the transaction of business shall consist of a majority of the Directors then serving on the Board, including all the Preference Directors. A Director represented by proxy at any meeting shall be deemed to be present for the purposes of determining whether a quorum is present. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Board may determine. If at such adjourned meeting, a quorum is still not present, the Director(s) present shall be deemed as a quorum. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, and any action approved at such meeting thereafter by at least a majority of votes of the required quorum for that meeting shall be deemed a valid act of the Board as if a quorum had been present.

4.13	Participation in Board Meetings By Electronic Means

Directors may participate in a meeting of the Board or of any committee thereof by shall mean of conference telephone or similar communications equipment by shall mean of which all persons participating in the meeting can hear and be heard by each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. Unless otherwise determined by the Board, a Board meeting in which all Directors participate by electronic shall mean shall be deemed to be held at the place where the Chairman of the Board, if any, is located at the start of the meeting.

4.14	Vote Required For Board Approval at Meeting of the Board

Except as otherwise expressly provided in these Articles, the approval of, or consent to, any matter coming before the Board at a duly noticed meeting of the Board at which a quorum was initially present shall require a majority of the affirmative votes of all Directors present, in person and by proxy, at the meeting.

4.15	Actions By Written Consent of the Board

A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of the Board for the time being, as applicable, shall be as valid and effectual as if it had been approved at a meeting of the Board or committee, as the case may be, duly convened and held.

4.16	Proxies of Directors

A Director who is not present at a meeting of the Board or a committee thereof may appoint another Director to be the proxy of the absent Director to attend and vote in the meeting on his behalf. The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in any usual or common form or such other form as the Board may approve, and must be lodged with the chairman of the meeting of the Board or committee at which such proxy is to be used, or first used, prior to the commencement of the meeting. Except where the context otherwise requires, all the provisions of Article 5.19 hereof regulating the appointment of proxies by Members shall apply equally to the appointment of proxies by Directors.

4.17	Committees of the Board

The Board may delegate any of its powers and duties to committees consisting of such of numbers of Directors as the Board shall determine, but in any event shall include the Preference Directors, and may at any time revoke any such delegation or discharge any such committee either wholly or in part, in each case with the prior written approval of all Preference Directors. Every committee so formed shall in the exercise of the powers and discretions delegated to it conform to any regulations that may from time to time be imposed upon it by the Board. All acts approved by any such committee in conformity with such regulations and in fulfillment of the purposes for which it is appointed, but not otherwise, shall have the like force and effect as if approved by the Board. Subject to any regulations made by the Board for this purpose, the meetings and proceedings of such committees shall be governed by the provisions of these Articles concerning the meetings and proceedings of the Board, including provisions for actions by written consent of the Board. The Company shall establish and maintain a Compensation Committee, which shall consist of all the Preference Directors and the Ordinary Director. The Compensation Committee shall have the final and ultimate power and authority to review, approve, amend or repeal (a) the compensation package for the senior management team of each Group Company, (b) compensation and bonus policy and annual plan of each Group Company, (c) the employee stock option scheme or other similar incentive plan of each Group Company, (d) options grant representing more than 1% of the total share capital in any Group Company, and (e) human resources system and compensation standard of any Group Company. Any resolution, matter or action to be passed, determined or adopted by the Compensation Committed shall be approved by the majority of the members of the Compensation Committee and any decisions of the Compensation Committee within its scope of authority may not be varied or revoked by the Board until and unless with the prior written approval of all Preference Directors.

4.18	Appointment and Removal of Officers

Subject to Article 3.05 hereof, the Board may on behalf of the Company appoint from any of the Directors, or otherwise, such officers of the Company, including without limitation a Chairman of the Board, Chief Executive Officer, President, Treasurer or Chief Financial Officer, and Secretary, to perform such duties, and to exercise such powers and duties upon such terms as the Board shall determine; but an officer of the Company may at any time be removed from office by action of the Board. Without prejudice to the foregoing, if the Company is in need of the relevant candidates and when required by the Board, MBK, as long as it holds any Shares of the Company, shall be entitled to nominate a manager at vice president level of the Group Companies with such responsibilities authorized or designated by the Board. For the avoidance of doubt, the Board will take into consideration of MBK’s foregoing nomination, but shall decide at its sole discretion whether to appoint such manager. The Company and the Board shall not be obligated to, and the Members shall not be obligated to cause the Directors appointed by them to, appoint, remove or replace such manager pursuant to MBK’s instruction.

4.19	Other Delegations By the Board

Subject to Article 3.05 hereof, the Board may on behalf of the Company by power of attorney appoint any person or persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as the Board shall approve; and any such attorney, if so authorized, may execute deeds and instruments on behalf of the Company under his own hand and seal, which shall bind the Company and have the same effect as if under the seal of the Company.

4.20	Interested Director Transactions

(a)

A Director may hold any other executive or non-executive office or place of profit in or under the Company, other than the office of Auditor, on such terms as to tenure, remuneration, indemnity and otherwise as the Board may determine.

(b)

A Director may act by himself or on behalf of his firm in a professional capacity for the Company and shall be entitled to the same remuneration, indemnity and other privileges as if he were not a Director.

(c)

A Director may be a Member, shareholder, or director or hold any other executive or non-executive office or place of profit in or under any company or association promoted by the Company or in which the Company may be interested or associated, and may exercise and enjoy the rights, privileges and benefits of any such position without being accountable in any way to the Company.

(d)

No person shall be disqualified from the office of Director by, or be prevented by such office from, contracting with the Company, as a vendor, purchaser or otherwise, nor shall any such contract (or any other contract or arrangement entered into by or on behalf of the Company in which a Director shall be in any way interested) be liable to be voided, nor shall any Director be liable to account to the Company for any profit realized by any such contract or arrangement; but the nature of his interest shall be disclosed by him at the meeting of the Directors at which the question of entering into the contract or arrangement is first taken into consideration, or, if the Director was not at that time interested in the proposed contract or arrangement, then at the next meeting of the Board held after he becomes so interested.

(e)

A Director may vote in respect of any contract, arrangement or other matter which may be proposed, notwithstanding that he has an interest therein, provided that the nature of his interest shall have been disclosed to the Board prior to the Board voting on any resolution approving such contract, arrangement or other matter.

(f)

For the avoidance of doubt, it is declared that a Director shall be regarded as having an interest in any matter in which he has a duty conflicting with his duty to the Company, and also in any proposal to ratify a contract or transaction entered into by him in the name or on behalf of the Company prior to its registration.

(g)

A general notice that a Director is a Member, shareholder, director or officer of, or otherwise interested in, a specified company or association and is to be regarded as interested in any transaction with such company or association shall be a sufficient disclosure for the purposes of this Article 4.20, and thereafter it shall not be necessary to give any further notice relating to a particular transaction with that company or association.

4.21	Remuneration of Directors

Subject to any limits or conditions set by Ordinary Resolution, the remuneration of the Directors shall be in such amount or at such rate, and upon such terms, as the Board may from time to time determine. Special remuneration may be agreed with or given to any Director who has undertaken, or is required to undertake, any special work, service or mission beyond the ordinary routine work of a Director.

4.22	Board May Authorize Commissions

The Board may authorize payment of a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) for any shares in the Company, or procuring or agreeing to procure subscriptions (whether absolute or conditional) for any shares in the Company.

4.23	Certain Limits on Powers of the Board

Notwithstanding that the Statute or the Memorandum may permit the Company to pursue objects or exercise powers which are charitable or benevolent or otherwise independent of the financial interests of the Company itself, the Board shall not without the sanction of a Special Resolution pursue any such objects or exercise any such powers, provided that, subject to Article 5 hereof:

(a)	this Article 4.23 does not apply to the declaration or payment of dividends, the redemption or purchase of shares or the conferring of other benefits upon Members in accordance with these Articles;

(b)

the Company may, with the consent of the Board, pay or procure the payment of gratuities, pensions and other benefits to persons who are or were officers or employees of the Company or any associated company, or widows or other dependents of such persons, whether or not the Company has any legal obligation to do so;

(c)	this Article 4.23 does not apply to an action which, though it may in itself be gratuitous, is approved by Board as being in the financial interests of the Company; and

(d)	if there is any reasonable doubt as to whether an action is prohibited by this Article 4.23, the Board’s decision, if made in good faith, shall be conclusive.

5.	MEETINGS OF AND ACTIONS BY MEMBERS

5.01	Annual General Meeting

For so long as the Company shall be an exempted company, it shall not have any obligation to hold an annual General Meeting unless otherwise required by Ordinary Resolution.

5.02	Calling General Meetings

(a)

The Board may in its discretion, and the Company shall at the written request of Members holding not less than one-tenth (1/10) in number of the issued Shares for the time being carrying the right to vote at General Meetings (such Members, the “Initiating Members” and such request, the “Written Request”), call a General Meeting. To be effective, the Written Request shall state the objects of the meeting, shall be in writing and signed by the Initiating Members, and shall be deposited at the Registered Office. The Written Request may be executed in counterparts, each signed by one or more of the Initiating Members.

(b)

If the Company does not, within twenty-one (21) days from the date of such deposit of the Written Request, duly proceed to give notice of a General Meeting as requested in the Written Request, the Initiating Members may themselves given notice of such General Meeting; but any meeting so called shall not be held more than ninety (90) days after the Written Request is deposited at the Registered Office. A General Meeting called by Initiating Members shall be called in the same manner, as nearly as possible, as that in which General Meetings are to be called by the Board.

(c)

The Company shall not be treated for the purpose of this Article 5.02 as having duly proceeded to convene a General Meeting if it convenes a General Meeting on a date more than twenty-eight (28) days after the date of the notice convening the General Meeting.

5.03	Notice of General Meetings

At least ten (10) clear days’ (but not more than sixty (60) clear days’) notice in writing shall be given of a General Meeting to all Members entitled as at the record date for the notice (as determined pursuant to Article 8 hereof), provided that:

(a)	A General Meeting may be called on shorter notice by Ordinary Resolution; and

(b)

a General Meeting may be held without notice and without observing any of the requirements or provisions of these Articles concerning General Meetings if so agreed to by Members (or their proxies or representatives) entitled as at the date of the meeting to attend and vote at General Meetings who hold the minimum number of Shares required to authorize or take such actions proposed to be authorized or taken at such General Meeting as if all Members entitled to attend and vote were present at such General Meeting;

and agreement for the purposes of the foregoing clauses (a) and (b) may be reached before, during or after the meeting concerned. The signing of a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof, or attendance at the General Meeting, except where the relevant Member lodges a written objection with the Chairman of the General Meeting at the outset of such meeting, shall constitute the agreement of a Member for the purposes of the preceding sentence.

5.04	Contents of Notice of General Meeting

The notice of a General Meeting shall specify:

(a)	the place, the day and the hour of the meeting and, if different, the record date for determining Members entitled to attend and vote; and

(b)

the general nature of any special business to be conducted at the meeting; and for this purpose all business transacted at an Extraordinary General Meeting shall be deemed special, as well as all business that is transacted at an Annual General Meeting with the exception of the consideration and approval of the report of the Board, the financial statements of the Company and the report of the Auditors (if any), and the election or re-election of the Auditors and approval of their remuneration.

5.05	Accidental Failure to Give Notice

The accidental omission to give notice to, or the non-receipt of notice by, any person entitled to receive notice shall not invalidate the proceedings at any General Meeting.

5.06	Quorum for General Meetings

No business shall be transacted at any General Meeting unless a quorum of Members is present at the time when the meeting proceeds to business; Members holding a majority of the outstanding Shares (calculated on an as- converted to Ordinary Shares basis) which shall include the Majority Investors, shall constitute a quorum. If within half an hour from the time appointed for a meeting a quorum is not present, the meeting, if it was convened upon the Written Request of Initiating Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Board may determine. If at such adjourned meeting, a quorum is still not present, the Director(s) present shall be deemed as a quorum.

5.07	Chairman of General Meeting

The Chairman of the Board, if any, shall preside as chairman at every General Meeting; or, if there is no such chairman or if he shall not be present at the time appointed for the meeting, or if he is unwilling to act, at a majority of votes of the Directors present at the General Meeting shall elect one (1) of their number to be chairman of the meeting; or, if no Directors are present at the time appointed for the meeting or no Director is willing to act as chairman, then the Members present holding a majority of the outstanding Shares (calculated on an as-converted to Ordinary Shares basis) then held by all Members present at the meeting (the “Majority Holders”) shall choose one (1) of their number or any officers of the Company to be chairman of the meeting.

5.08	Adjournment of General Meeting

The chairman of the meeting may, with the consent of the Majority Holders, and shall, if so directed by the Majority Holders, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned General Meeting.

5.09	Inspectors of Election

Before any General Meeting, the Board may appoint an inspector or inspectors of election to act at the General Meeting or its adjournment. If no inspector of election is so appointed, then the chairman of the meeting may, and on the request of any Member or a Member’s proxy, shall, appoint an inspector or inspectors of election to act at the meeting. No Director candidate shall be appointed as an inspector at any meeting for the election of Directors.

Such inspector or inspectors shall:

(a)

determine the number of Shares outstanding and the voting power of each, the number of Shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

(b)	receive votes, ballots or consents;

(c)	hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d)	count and tabulate all votes or consents;

(e)	determine when the polls shall close;

(f)	determine the result; and

(g)	do any other acts that may be proper to conduct the election or vote with fairness to all Members.

5.10	Voting By Poll Only

At any General Meeting, a resolution put to the vote of the meeting shall be decided by a poll conducted by the chairman of the meeting. In the case of an equality of votes, the Chairman of the General Meeting at which the poll is taken shall not be entitled to a second or casting vote. A vote by show of hands in lieu of a poll shall not be permitted. A poll shall be taken in such manner as the chairman of the meeting directs and the result of the poll shall be deemed to be the resolution of the General Meeting at which the poll was taken. A poll on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll on any other question shall be taken at such time as the chairman of the meeting directs and any business other than that upon which a poll is required or is contingent thereon may be proceeded with pending the taking of the poll.

5.11	Errors in Voting at General Meeting

If any votes are counted which should not have been counted, or which might have been rejected, the error shall not vitiate the resolution unless brought to the attention of the chairman of the meeting at such meeting, or at any adjournment thereof, and not in that case unless in the opinion of the chairman (whose decision shall be final and conclusive) it is of sufficient magnitude to vitiate the resolution.

5.12	Votes Per Share

Every Member as at the record date who is present in person or by proxy shall have the number of votes with respect to his Shares as are determined pursuant to Article 3.04 hereof.

5.13	Intentionally left blank.

5.14	Splitting of Votes By A Member

A Member holding more than one Share need not, if he votes with respect to any matter before the meeting, use all his votes or cast all the votes he uses in the same way.

5.15	Voting By Joint Holders

In the case of joint holders of any Shares, the vote of the senior who tenders a vote on account of such Shares, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names of the Members stand in the Register with respect to such Shares.

5.16	Voting By Incompetent Members

Subject to production of such evidence as the Board may require, a Member of unsound mind, or in respect of whom an order has been made by any court in the Cayman Islands or elsewhere having jurisdiction in lunacy, may vote by his committee, receiver, curator bonis, guardian or other person appointed by the court, and any such committee, receiver, curator bonis, guardian or other person may vote by proxy.

5.17	Objections to Qualifications of Members

No objection shall be raised to the qualification of any voter except at the General Meeting at which the vote objected to is given or tendered or at any adjournment thereof, and every vote not disallowed at such General Meeting or adjournment shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

5.18	Voting By Entities Through Representatives

A company, whether formed in the Cayman Islands or elsewhere, which is a Member may authorize such person as it thinks fit to act as its representative at any General Meeting of the Company, and the person so authorized shall be entitled to exercise the same voting and other powers on behalf of the company which he represents as the company could exercise if it were an individual Member of the Company. A company whose representative is present at a meeting shall itself be deemed to be present in person at the meeting and shall be counted toward the quorum. Nothing in this Article 5.18 shall be construed as preventing a company from appointing a proxy.

5.19	Member Proxies

(a)

The appointment of a proxy by a Member shall be by written instrument under the hand of the appointing Member or his attorney duly authorized in writing or, if the appointing Member is a company, either under the company’s seal or under the hand of an officer or attorney duly authorized.

(b)	The holder of a Member proxy need not be a Member of the Company.

(c)	The instrument appointing a proxy may be in any usual or common form or any form otherwise acceptable to the chairman of the meeting for which the instrument is first presented.

(d)

The instrument appointing a proxy may contain restrictions or directions as to the manner in which, or the matters upon which, the proxy may vote, but, subject thereto, the proxy may vote on any matter in such manner as the proxy thinks fit and may exercise the same powers as his appointor could exercise if present, including the power to demand a poll.

(e)

The instrument appointing a proxy may be expressed to be for a particular meeting or particular meetings or to be effective generally until revoked. An appointment for a particular meeting or meetings shall be presumed, in the absence of clear provision to the contrary, to extend to any adjournment of such meeting or meetings.

(f)

The instrument appointing a proxy (and any power of attorney or other authority under which it is signed, or a notarially certified copy of such authority) shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice of meeting; and such deposit shall be made no later than the time for holding the meeting, provided that the Board may in giving notice of the meeting stipulate that instruments of proxy shall be deposited up to forty-eight (48) hours before the time for holding the meeting. Such deposit may be made by telecopier transmission, but may be disallowed at or before the meeting by the Board or the chairman of the meeting if in their or his opinion there are material doubts as to authenticity or content. The chairman of the meeting may at his discretion direct that the deposit of an instrument of proxy (or other requisite document) shall be deemed to have been duly made if satisfied that the instrument of proxy duly signed (or other requisite document) is in the course of transmission to the Company.

(g)

A proxy shall have no powers, as such, at any meeting at which his appointor is present in person or, being a company, by a duly authorized representative. If two (2) or more proxies are present at a meeting and in accordance with their terms of appointment seek to vote on the same matter in respect of the same shares, the chairman shall in his absolute discretion decide which vote to accept and which vote or votes to disallow, or he may disallow all such votes.

(h)

The Board may at the expense of the Company send to the Members instruments of proxy (with or without prepaid postage for their return) for use at any General Meeting, either in blank or (but only if such instruments are sent to all Members entitled to attend and vote) nominating one (1) or more Directors of other persons.

(i)

All resolutions passed at a General Meeting shall, notwithstanding that it is afterward discovered that there was some defect in the appointment of a proxy or that the appointment had been revoked or otherwise terminated prior to the meeting, be as valid as if every such proxy had been and remained duly appointed.

5.20	Actions By Written Consent of Members

Any Ordinary Resolution or Special Resolution may be passed at a General

Meeting or in an action by written consent of Members, as follows:

(a)	Ordinary Resolutions

An Ordinary Resolution in writing (in one (1) or more counterparts) signed by all the Members for the time being entitled to receive notice of and attend and vote at General Meetings (or being companies, signed by their duly authorized representatives) shall be as valid and effective as if the same had been passed at a General Meeting of the Company duly convened and held, and shall satisfy any requirement of these Articles for a resolution to be passed by the Company in a General Meeting.

(b)	Special Resolutions

A Special Resolution in writing (in one (1) or more counterparts) signed by all the Members for the time being entitled to receive notice of and attend and vote at General Meetings (or being companies, signed by their duly authorized representatives) shall be as valid and effective as if the same had been passed at a General Meeting of the Company duly convened and held, and shall satisfy any requirement of these Articles for a resolution to be passed by the Company in a General Meeting.

5.21	Class Meetings

All the provisions of these Articles regulating Extraordinary General Meetings (as to calls, requisitions, notices, proceedings, votes, proxies, written resolutions and otherwise) apply equally to class meetings, save only that references to Members shall be construed as references to Members holding shares of the relevant class.

6.	MINUTES OF MEETINGS AND REGISTERS

6.01	Obligation to Keep Minutes

The Company shall cause minutes to be kept of all resolutions and proceedings of Members at General Meetings, Class Meetings or otherwise, and of Directors at meetings of the Board or committees thereof, if any. Such minutes shall be kept in writing at the Registered Office or at such other location as the Board may determine.

6.02	Signing of Minutes by Chairman or Secretary of Meeting

The minutes of a meeting, whether of the Members or the Board or a committee of the Board, when signed by the person acting as the chairman or secretary of the meeting or by the person acting as the chairman or secretary of the next following meeting, shall, until the contrary be proved, be accepted as conclusive evidence of the matters stated in the minutes.

6.03	Obligation to Keep Registers

The Company shall cause to be kept at the Registered Office the register of Directors and officers and the register of mortgages and charges required by the Statute.

7.	ISSUE OF SHARES

7.01	Issue of Shares Under Control of the Board

Subject to the provisions of these Articles, all Shares for the time being unallotted and unissued shall be under the control of the Board subject to Article 3.05 who may allot, issue or grant Options over or otherwise dispose of Shares on such terms as they think proper, provided that such Shares may only be Ordinary Shares or Preference Shares designated as the Series A Preference Shares, the Series B Preference Shares, the Series C-1 Preference Shares, the Series C-2 Preference Shares, the Series D Preference Shares and the Series D+ Preference Shares with the rights and restrictions of Ordinary Shares or Preference Shares, as applicable, set forth in these Articles. The Board shall not allot or issue Ordinary Shares, or grant any Options exercisable for Ordinary Shares, if as a result thereof, the number of authorized and unissued Ordinary Shares remaining available (after taking into account the number of Ordinary Shares issuable upon exercise of all outstanding Options (without regard to vesting or exercisability)) would be insufficient to allow for the conversion of all then outstanding Preference Shares into Ordinary Shares in accordance with these Articles. In connection with any allotment or issuance of Shares, or the granting of any Options, by the Board, regard shall be had to the provisions of the Series D+ Transaction Documents.

7.02	All Shares Fully Paid

All Shares shall be issued fully paid.

7.03	No Rights of Members of Shares Except As Expressly Provided

Save as expressly provided by these Articles or its terms of issue, no Share shall confer on the Member any preemptive or other right in respect of any further Shares that may be issued.

7.04	No Fractional Shares

No fractional shares may be issued.

8.	REGISTER OF MEMBERS AND RECORD DATES

8.01	Registration of Members

Subject to these Articles and the Statute, the name and address of each Member to whom Shares are issued, with the number of Shares and date of issue, shall be entered in the Register.

8.02	Non-Recognition of Trusts

Except as otherwise expressly provided by these Articles or as required by Law or as ordered by a court of competent jurisdiction, no person shall be entitled to recognition by the Company as holding any share upon any trust and the Company shall not be bound by, or be compelled in any way to recognize (even when having notice thereof), any equitable, contingent, future or partial interest in any share or any other right in respect of any share except an absolute right to the entirety of the share of the Members.

If, notwithstanding this Article 8.02, notice of any trust is at such Member’s request entered in the Register or on a share certificate in respect of a share, then, except as aforesaid:

(a)	such notice shall be deemed to be solely for such Member’s convenience;

(b)	the Company shall not be required in any way to recognize any beneficiary, or the beneficiary of the trust, as having an interest in the share or shares concerned;

(c)

the Company shall not be concerned with the trust in any way as to the identity or powers of the trustees, the validity, purposes or terms of the trust, the question of whether anything done in relation to the shares may amount to a breach of trust or otherwise; and

(d)

such Member shall keep the Company fully indemnified against any liability or expense which may be incurred or suffered as a direct or indirect consequence of the Company’s entering notice of the trust in the Register or on a share certificate and continuing to recognize such Member as having an absolute right to the entirety of the share or shares concerned.

8.03	Closing of Register By The Company

The Company may, without the necessity of giving any notice but subject to the approval of the Board, close the Register for any period or periods not exceeding in the aggregate forty-five (45) days in each Year.

8.04	Fixing of Record Date

In lieu of or apart from closing the Register, the Board may fix a date as the record date for determining Members entitled to receive notice of a General Meeting or a class meeting or for determining Members entitled to vote at any such meeting or for determining Members entitled to receive a dividend or other distribution or for determining Members for any other purpose; but, unless so fixed, the record date shall be as follows:

(a)	as regards the entitlement to receive notice of a meeting or notice of any other matter, the date of dispatch of the notice;

(b)	as regards the entitlement to vote at a meeting, and any adjournment thereof, the date of the original meeting; or

(c)	as regards the entitlement to a dividend or other distribution, the date of the Directors’ resolution declaring the same.

9.	SHARE CERTIFICATES

9.01	Form of Certificate

Share certificates shall be in such form as the Board shall approve, provided that a share certificate shall specify the name of the Members, the number and class of shares to which it relates and the amount paid up thereon.

9.02	Damaged, Defaced or Lost Certificates

If a share certificate is damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same Shares may be issued to the relevant Member upon request subject to delivery of the old certificate or, if alleged by such Member to have been lost, stolen or destroyed, subject to the Member delivering to the Company a Lost Certificate Affidavit and the payment of the expenses of the Company in connection with the request (including the investigation of evidence).

9.03	Issuance of Certificates Generally

Every person whose name is entered as a Member in the Register shall be entitled on request to one (1) certificate for all his shares of each class or, upon payment of a fee not exceeding One US Dollar (US$1.00) per additional certificate, to several certificates, each representing a part of his holding. A Member whose holding of shares has been reduced by transfer, redemption or otherwise shall be entitled on request to a certificate for the balance upon delivery to the Company of the original certificate representing such shares or a Lost Certificate Affidavit.

9.04	Issuance of Single Certificate to Joint Holders

In the case of joint holders, the Company shall not be bound to issue more than one (1) share certificate, and delivery of the certificate to one (1) of the Members shall be sufficient delivery to all the Members.

10.	TRANSFER AND TRANSMISSION OF SHARES

10.01	General Transfer Restrictions

The Shares of the Company are subject to transfer restrictions as set forth in these Articles and the Shareholders’ Agreement. Any attempt by any Member to transfer any Share in violation of these Articles or the Shareholders’ Agreement shall be null and void and the Company shall neither effect such transfer nor treat any alleged transferee thereunder as the holder of such Shares.

10.02	Transfers Only By Written Instruments

Transfers of Shares shall be effected only by a written instrument of transfer executed by or on behalf of the transferor and transferee in any form approved by the Company.

10.03	Registration of Transferee as a Member

The transferor of any Shares shall be deemed to remain the Member of such Shares until the name of the transferee is entered into the Register in respect thereof. The registration of such transfers of Shares shall be suspended during any period in which the Register is closed in accordance with these Articles.

10.04	Conditions of Transfers

Except as otherwise approved by the Board, the Company shall condition any transfer of Shares (and its registration of the transferee in the Register) on each of the following:

(a)

Surrender to the Company for cancellation of the share certificate(s) representing the Shares or if the transferor alleged that the certificate(s) were lost, stolen or destroyed, delivery to the Company by the transferor of a Lost Certificate Affidavit;

(b)

Execution by the transferor and transferee and delivery to the Company of an agreement in a form satisfactory to the Company under which the transferee agrees to be bound with respect to the Shares by all obligations and restrictions that the transferor is bound by, whether pursuant to these Articles or any agreement between the Company and the transferor (or by which the transferor is bound);

(c)	The satisfaction of all other conditions of transfer set forth in any agreement between the Company and the transferor (or by which the transferor is bound);

(d)	Receipt by the Company of such evidence as it may reasonably require to show the right of the transferor to make the transfer.

10.05	Title to Shares Following Death of Holder

Following the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole Member, shall be the only persons recognized by the Company as having any title to the Shares previously held by the deceased, but nothing in this Article 10.05 shall release the estate of the deceased from any liability in respect of Shares which had been held by him, whether solely or jointly.

10.06	Election To Transfer Shares To New Member

A person becoming entitled to a Share by reason of the death of the Member or otherwise by operation of law may, upon producing such evidence of his title as the Company may require, elect either to be registered himself as the Member of the Share or to make such transfer of the Share as the prior Member could have made, but in either case the Company shall have the same right to decline or suspend registration as it would have had in the case of a transfer by the prior Member. An election pursuant to this Article 10.06 shall be made in writing signed by or on behalf of the person making the election.

10.07	Rights Pending Election

A person entitled to make an election pursuant to Article 10.06 hereof shall, pending election and registration of any transfer requested thereby, have the right to receive (and to give a good discharge for) all monies payable in respect of the Share, the same right (if any) as the Member to call for the redemption of the Share, and the same right as the Member to enter into an agreement for the purchase of the Share by the Company; but such person shall not be entitled to receive notice of, or attend or vote at, General Meetings or class meetings of the Company or, save as aforesaid, to any of the rights or privileges of a Member; and the Company may at any time give him notice requiring election pursuant to Article 10.06 hereof and, if there is no election made within ninety (90) days of the notice, the Company may thereafter withhold all monies payable in respect of the Share until such time as the election is made.

11.	REPURCHASABLE, REPURCHASE AND SURRENDER OF SHARES

11.01	Issuance of Repurchasable Shares

Subject to Article 3 hereof, the Company is hereby authorized to issue shares which are to be repurchased or are liable to be repurchased at the option of the Company or the Member.

11.02	Repurchase of Shares

Subject to Article 3.05 hereof, the Company may purchase its own Shares (including fractions of a Share), including any repurchasable Shares, and may effect such repurchase in such manner as the Board may from time to time determine and agree with the Member or Members holding the relevant Shares, including at such price and on all such other terms as the Board may from time to time determine and agree as aforesaid, and may make payment therefor in any manner authorized by the Statute, including out of capital. Without limiting the foregoing, subject to any other provisions of these Articles, the Company is authorized to effect without further approval by the Members (i) repurchases of the Shares issued to or held by Service Providers upon termination of their services pursuant to agreements providing for the right of said repurchase, and (ii) repurchases of the Shares issued to or held by Members pursuant to rights of first refusal contained in these Articles or other agreements providing for such rights.

11.03	Surrender of Shares

The Company may accept the surrender for no consideration of any fully paid Shares (including repurchasable Shares) unless, as a result of the surrender, there would no longer be any issued shares of the Company other than shares held as treasury shares.

11.04	Treasury Shares

The Board may, prior to the repurchase or surrender of any Share, determine that such Share shall be held as a Treasury Share. The Board may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

11.05	Cancellation of Repurchased or Surrendered Shares

Shares repurchased by the Company, and Shares otherwise surrendered to the Company, shall be canceled and shall cease to confer any right or privilege on the Member other than held as treasure shares..

12.	ALTERATION OF CAPITAL

12.01	Changes In Rights or Obligations of Classes or Series of Shares

If at any time the share capital of the Company is divided into different classes or series of shares, all or any of the rights or obligations attached to any class or series of Shares (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not the Company is being wound up, be varied by an amendment of these Articles approved by Special Resolution, together with the consent in writing of the Members of at least a majority of the issued Shares of that class or series as applicable, or with the sanction of a resolution passed by at least a majority of the votes cast at a separate Class Meeting of the Members of the Shares of that class or series, as applicable, in each case, subject further to any higher consent thresholds that may be required pursuant to these Articles. The provisions of these Articles relating to General Meetings shall apply to every such Class Meeting of the Members of one class or series of Shares, voting as a separate class, except that the necessary quorum shall be persons holding or representing by proxy in the aggregate at least a majority of the issued Shares of the class or series, as applicable, the necessary quorum for Series B Preference Shares shall be Series B Preference Majority, the necessary quorum for Series C Preference Shares shall be Series C Preference Majority, the necessary quorum for Series D Preference Shares shall be Series D Preference Supermajority and the necessary quorum for Series D+ Preference Shares shall be Series D+ Preference Majority. The rights conferred upon the Members of the Shares of any class or series issued with preference or other rights shall not be deemed to be varied by (i) the creation, redesignation, or issue of Shares ranking senior thereto or pari passu therewith, or (ii) in respect of the rights attaching to Preferred Shares, any matter already approved with the necessary consent of the holders of such Shares in accordance with Article 3.05, or (iii) any resultant change to the Directors’ nomination and appointment right under Article 4.3 due to amendments to these Articles, or (iv) any conformity change made to these Articles to reflect amendments to the holders Agreement made in accordance with Clause 12.2 thereof.

12.02	Consolidation, Subdivision and Cancellation of Shares

Subject to the Statute and Article 3 hereof, the Company may from time to time by Ordinary Resolution:

(a)	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

(b)	subdivide its shares or any of them into shares of an amount smaller than that fixed by the Memorandum; or

(c)

cancel any Shares that at the date of the passing of the Ordinary Resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

13.	AMENDMENTS TO MEMORANDUM AND ARTICLES OF ASSOCIATION

Subject to Article 3, the provisions of the Statute and the provisions of the Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

(a)	increase its authorized share capital by such sums as the Ordinary Resolution shall prescribe;

(b)	change its name;

(c)	alter or add to these Articles;

(d)	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(e)	reduce its share capital or any capital redemption reserve fund.

14.	DIVIDENDS AND RESERVES

14.01	Declaration of Dividends

Subject to these Articles (including Article 3 hereof), the Statute and any Ordinary Resolution of the Members restricting or conditioning dividends, the Board may on behalf of the Company declare and pay dividends (including interim dividends) at such times and in such amounts as it shall determine. Subject as aforesaid, the Board may fix as the record date for determination of Members entitled to a dividend a date prior to the declaration of the dividend.

14.02	Sources of Funds for Dividends

Subject to these Articles (including Article 3 hereof) and the Statute, such dividends may be declared and paid out of the funds of the Company legally available therefor.

14.03	Establishment of Reserves

Subject to these Articles (including Article 3 hereof), the Board may, before declaring a dividend, cause the Company set aside such sums as the Board shall determine as a reserve or reserves for any proper purpose. Pending application of such sums to the dividend, such sums may be employed in the business of the Company or invested, and need not be kept separate from other assets of the Company. The Board may also, without placing the same in reserve, carry forward any profit which they decide not to distribute.

14.04	Allocation of Dividends Among Shares

Subject to these Articles (including Article 3 hereof), and subject to any special dividend rights or restrictions for the time being attached to any Shares or class of Shares, if a dividend is declared:

(a)	every Share shall confer on the Member as at the record date the right to participate in the dividend; and

(b)	the dividend shall be declared and paid according to the amounts (other than share premium) paid up on Shares as at the record date.

14.05	Distribution of Assets

The Board may resolve that any dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Board may settle the same as it thinks expedient and in particular may issue fractional Shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees in such manner as may be determined by the Board. Except as otherwise provided by the rights attached to any Shares, dividends and other distributions may be paid in any currency. The Board may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

14.06	Withholding of Dividends

The Board may deduct from any dividend all sums of money presently payable by the Member to the Company, whether in respect of Shares or otherwise; and the Board may retain any dividend on Shares over which the Company has a lien for any obligation presently due.

14.07	Payment of Dividends

Any dividend, other distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the Member or by cheque or warrant sent through the post directed to the registered address of the Member or, in the case of joint holders, to the registered address of the Member who is first named on the Register or to such person and to such address as such Member or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, other distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders.

No dividend or other distribution shall bear interest against the Company.

Any dividend or other distribution which cannot be paid to a Member and/or which remains unclaimed after six months from the date on which such dividend or other distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the dividend or other distribution shall remain as a debt due to the Member. Any dividend or other distribution which remains unclaimed after a period of six years from the date on which such dividend or other distribution becomes payable shall be forfeited and shall revert to the Company.

15.	BOOKS OF ACCOUNT

15.01	Keeping Books of Account

The Company shall cause proper books of account to be kept with respect to:

(a)	all sums of money received or expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)	all sales and purchases of goods by the Company; and

(c)	the assets and liabilities of the Company;

and proper books of account shall not be deemed to be kept with respect to the matters aforesaid if there are not kept such books as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions. Such books shall be kept at such place or places as the Board may determine.

15.02	Inspection of Books of Account

The Board shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any one or more of such accounts or books shall be open to the inspection of Members who are not Directors; and no Member who is not a Director shall have any right to inspect any account or book or document of the Company except as authorized by the Board or by the Members by an Ordinary Resolution. Books of account shall always be made available for inspection upon the written request of any Director.

16.	NOTICES

16.01	Giving Notice; Timing of Deemed Delivery

Except as otherwise provided in these Articles, notices shall be in writing and may be given by the Company to any Member of the Company either personally or by sending it by post, express courier, cable, electronic mail, facsimile transmission, telex or telecopy to him or to his address as shown in the register of Members, or, when notice is given by electronic mail, by sending it to the electronic mail address provided by such Member of the Company, such notice, if mailed, to be forwarded airmail if the address be outside the Cayman Islands.

(a)

Where a notice to any Member of the Company is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and to have been effected at the expiration of five (5) Business Days after the letter containing the same is posted as aforesaid.

(b)

Where a notice to any Member of the Company is sent by internationally recognized express courier, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through an internationally recognized express courier service, delivery fees pre-paid, and to have been effected three (3) Business Days following the day the same is sent as aforesaid.

(c)

Where a notice to any Member of the Company is sent by cable, electronic mail, facsimile transmission, telex or telecopy, service of the notice shall be deemed to be effected by properly addressing and sending such notice through an electrical or electronic network and to have been effected on the first (1st) Business Day following the same is sent as aforesaid; provided, however, that where the notice is sent by electronic mail, the electronic mail shall set forth the business to be considered or noticed and shall be transmitted using commercially available electronic messaging software.

16.02	Notice In The Case of Joint Holders

A notice may be given by the Company to the joint holders of record of a Share by giving the notice to the joint holder first named on the register of Members in respect of the Share.

16.03	Notices To Non-Members

A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member of the Company by sending it through the post as aforesaid in a pre-paid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

16.04	Delivery in Form of Electronic Record

Any requirement as to delivery under these Articles includes delivery in the form of an Electronic Record.

16.05	Inapplicability of Certain Provisions of Electronic Transactions Law

Sections 8 and 19(3) of the Electronic Transactions Law shall not apply.

17.	INDEMNITY

Every Director and officer of the Company (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former officer of the Company (each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or wilful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud or wilful default under this Article 17 unless or until a court of competent jurisdiction shall have made a finding to that effect.

The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article 17. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

18.	CAPITALIZATION

The Board may at any time capitalize any sum standing to the credit of any of the Company’s reserve accounts or funds (including the share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution; appropriate such sum to Members in the proportions in which such sum would have been divisible amongst such Members had the same been a distribution of profits by way of Dividend or other distribution; and apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Board shall do all acts and things required to give effect to such capitalization, with full power given to the Board to make such provisions as it thinks fit in the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Board may authorize any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalization and matters incidental or relating thereto and any agreement made under such authority shall be effective and binding on all such Members and the Company.

19.	MERGER OR CONSOLIDATION WITH CONSTITUENT COMPANIES

Subject to Article 3 hereof, the Company shall, with the approval of a Special Resolution, have the power to merge or consolidate with one or more constituent companies (as defined in the Statute), upon such terms as the Board may determine.

20.	APPLICATION OF ASSETS BY LIQUIDATOR

If the Company shall be wound up the liquidator may, subject to Article 3 hereof and the rights attaching to any Shares and with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. Subject to Article 3 hereof, the liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

21.	LIEN ON SHARES

The Company has a first and paramount lien on every Share (that has not been fully paid up) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Company also has a first and paramount lien on every Share (that has not been fully paid up) registered in the name of a Person indebted or under liability to the Company (whether he is the sole registered holder of a Share or one of two or more joint holders) for all amounts owing by him or his estate to the Company (whether or not presently payable). The Directors may at any time declare a Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a Share extends to any amount payable in respect of it.

The Company may sell, in such manner as the Directors may determine, any Share on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the Persons entitled thereto by reason of his death or bankruptcy.

For giving effect to any such sale the Directors may authorise some Person to transfer the Shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the Shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

The proceeds of the sale after deduction of expenses, fees and commission incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the Person entitled to the Shares immediately prior to the sale.

22.	CALL ON SHARES

The Directors may from time to time make calls upon the Members in respect of any moneys unpaid on their Shares, and each Member shall (subject to receiving at least fourteen days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such Shares.

The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

The Directors may make arrangements on the issue of partly paid Shares for a difference between the Members, or the particular Shares, in the amount of calls to be paid and in the times of payment.

The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid Shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent per annum) as may be agreed upon between the Member paying the sum in advance and the Directors.

23.	FORFEITURE OF SHARES

If a Member fails to pay any call or instalment of a call in respect of any Shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

The notice shall name a further day (not earlier than the expiration of fourteen days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the call was made will be liable to be forfeited.

If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

A Person whose Shares have been forfeited shall cease to be a Member in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the Shares forfeited, but his liability shall cease if and when the Company receives payment in full of the amount unpaid on the Shares forfeited.

A statutory declaration in writing that the declarant is a Director, and that a Share has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts in the declaration as against all Persons claiming to be entitled to the Share.

The Company may receive the consideration, if any, given for a Share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the Share in favour of the Person to whom the Share is sold or disposed of and that Person shall be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a Share becomes due and payable, whether on account of the amount of the Share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

24.	Adjustment of the Optioned Shares

The number of Series D+ Preference Shares issuable pursuant to the exercise of the Series D+ Option shall be adjusted from time to time pursuant to the provisions of these Articles or the Memorandum, without prejudice to the Shareholders’ Agreement, and in each case subject to further adjustment pursuant to the Article 24 hereof.

(a)

Adjustment for Share Splits and Share Dividends. The number of Series D+ Preference Shares issuable upon exercise of the Series D+ Option shall each be proportionally adjusted to reflect any share dividend, share split or reverse share split, or other similar event affecting the number of outstanding Series D+ Preference Shares.

(b)

Adjustment for Other Dividends and Distributions. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable in respect the Series A Preference Shares, the Series B Preference Shares, the Series C Preference Shares, the Series D Preference Shares and/or the Series D+ Preference Shares that is payable in (i) securities of the Company (other than issuances with respect to which adjustment is made under Article 24(a) hereof or (ii) assets (other than cash dividends paid or payable solely out of retained earnings), then, and in each such case, the Option Holder, upon exercise of the Series D+ Option at any time after the consummation, effective date or record date of such event, shall receive, in addition to the Series D+ Preference Shares issuable upon such exercise, the securities or such other assets of the Company to which such Option Holder would have been entitled upon such effective date or record date if such Option Holder had exercised the Series D+ Option immediately prior thereto.